Exhibit 4.30

DESCRIPTION OF REGISTRANT’S SECURITIES REGISTERED UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

    As of December 31, 2021, Bank of America Corporation (the “Company”) had the following classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•Common Stock, par value $0.01 per share
•Depositary Shares, each representing a 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series E
•Depositary Shares, each representing a 1/1,000th interest in a share of 6.00% Non-Cumulative Preferred Stock, Series GG
•Depositary Shares, each representing a 1/1,000th interest in a share of 5.875% Non-Cumulative Preferred Stock, Series HH
•Depositary Shares, each representing a 1/1,200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 1
•Depositary Shares, each representing a 1/1,200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 2
•Depositary Shares, each representing a 1/1,200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 4
•Depositary Shares, each representing a 1/1,200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 5
•Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series KK
•Depositary Shares, each representing a 1/1,000th interest in a share of 5.000% Non-Cumulative Preferred Stock, Series LL
•Depositary Shares, each representing a 1/1,000th interest in a share of 4.375% Non-Cumulative Preferred Stock, Series NN
•Depositary Shares, each representing a 1/1,000th interest in a share of 4.125% Non-Cumulative Preferred Stock, Series PP
•Depositary Shares, each representing a 1/1,000th interest in a share of 4.250% Non-Cumulative Preferred Stock, Series QQ
•7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L
•Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIII (and the guarantee related thereto)
•5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIV (and the guarantee related thereto)
•Income Capital Obligation Notes initially due December 15, 2066 of Bank of America Corporation
•Senior Medium-Term Notes, Series A, Step Up Callable Notes, due November 28, 2031, of BofA Finance LLC (and the guarantee of the Company with respect thereto)

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of the Company’s common stock. You should read the Company’s Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) and the Company’s by-laws (the “Bylaws”) for additional information about the common stock. The Restated Certificate of Incorporation and the Bylaws are included as exhibits to the Company’s Annual Report on Form 10-K, to which this exhibit also is attached.

General

    As of December 31, 2021, under the Restated Certificate of Incorporation, the Company is authorized to issue twelve billion eight hundred million (12,800,000,000) shares of common stock, par value $.01 per share (the “Common Stock”), of which approximately 8.1 billion shares were outstanding. The Common Stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “BAC.” As of December 31, 2021, approximately 562 million shares were reserved for issuance in connection with the Company’s various employee and director benefit plans, the conversion of outstanding securities convertible into shares of the Common Stock, and for other purposes. After taking into account the reserved shares, there were approximately 4.1 billion authorized shares of Common Stock available for issuance as of December 31, 2021.

Shares of newly issued Common Stock will be uncertificated unless the Company’s board of directors (the “Board”) by resolution determines otherwise. Shares represented by an existing certificate will remain certificated until such certificate is surrendered to the Company.

Voting and Other Rights

    Holders of the Common Stock are entitled to one vote per share. There are no cumulative voting rights. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters, including the election of directors in an uncontested election. However, (1) amendments to the Restated Certificate of Incorporation generally must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding stock, and (2) a merger, dissolution, or the sale of all or substantially all of the Company’s assets generally must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding stock.

In the event of the Company’s liquidation, holders of the Common Stock will be entitled to receive pro rata any assets legally available for distribution to stockholders, subject to any prior rights of any preferred stock then outstanding.

The Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights. All the outstanding shares of the Common Stock are, and, upon proper conversion of any convertible securities, all of the shares of Common Stock into which those securities are converted will be, validly issued, fully paid, and nonassessable.

Computershare Trust Company, N.A. is the transfer agent and registrar for the Common Stock.

Dividends

    Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of the Common Stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as the Board may declare out of funds legally available for payments. Stock dividends, if any are declared, may be paid from the Company’s authorized but unissued shares of Common Stock.

Certain Anti-Takeover Matters

Certain provisions of Delaware law and of the Restated Certificate of Incorporation and Bylaws could make it more difficult for a third party to acquire control of the Company or have the effect of discouraging a third party from attempting to acquire control of the Company. For example, the Company is subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire the Company without the approval of the Board.  Certain provisions of the Restated Certificate of Incorporation and Bylaws may make it less likely that the Company’s management would be changed or that someone would acquire voting control of the Company without the Board’s consent. These provisions could make it more difficult for a third party to acquire the Company even if an acquisition might be in the best interest of the Company’s stockholders.

Preferred Stock. The Board can, at any time, under the Restated Certificate of Incorporation and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of the Company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring the Company’s management could stop a takeover by preventing the person trying to take control of the Company from acquiring enough voting shares necessary to take control. For a description of the outstanding series of the Company’s preferred stock as of December 31, 2021, see “Description of Preferred Stock” below.

Advance Notice Requirements. The Bylaws establish advance notice procedures with regard to stockholder proposals relating to nominations for the election of directors or other business to be brought before meetings of the Company’s stockholders. These procedures provide that notice of such stockholder proposals must be timely given to the Company’s corporate secretary prior to the meeting at which the action is to be taken. The notice must contain certain information specified in the Bylaws and must otherwise comply with the Bylaws.

Vacancies. Under the Bylaws, a majority vote of the Board may increase or decrease the number of directors. Any director may be removed at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares then entitled to vote at an election of directors. Any vacancy on the Board or newly created directorship will be filled by a majority vote of the remaining directors then in office, and those newly elected directors will serve for a term expiring at the next annual meeting of stockholders, and until such directors’ successor has been elected and qualified.

Amendment of Bylaws. The Bylaws may be adopted, amended or repealed by a majority of the Board, subject to certain limitations in the Bylaws. The Company’s stockholders also have the power to adopt, amend or repeal the Bylaws.

DESCRIPTION OF PREFERRED STOCK

This section summarizes the general terms and provisions of all series of the Company’s preferred stock outstanding as of December 31, 2021. Certain of these series of preferred stock (or depositary shares representing a fractional interest in a share of such series of preferred stock) are registered under Section 12 of the Exchange Act, as indicated in each case by noting its listing. Reference is made to the Restated Certificate of Incorporation and the respective certificates of designations for each series of the Company’s preferred stock for complete information about the provisions of that series of preferred stock. See also “Description of Common Stock – Certain Anti-Takeover Matters” above.

Existing Series of Preferred Stock
As of December 31, 2021, under the Restated Certificate of Incorporation, the Company has authority to issue 100,000,000 shares of preferred stock, par value $.01 per share. As of December 31, 2021, the Company had approximately 3.9 million issued and outstanding shares of preferred stock and the aggregate liquidation preference of all of the Company’s outstanding preferred stock was approximately $25 billion. All outstanding shares of the Company’s preferred stock are fully paid and nonassessable. Of the Company’s authorized and outstanding preferred stock, as of December 31, 2021:
•35,045 shares were designated as 7% Cumulative Redeemable Preferred Stock, Series B (the “Series B Preferred Stock”), having a liquidation preference of $100 per share, 7,110 shares of which were issued and outstanding;
•85,100 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series E (the “Series E Preferred Stock”), having a liquidation preference of $25,000 per share, 12,691 shares of which were issued and outstanding;
•7,001 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series F (the “Series F Preferred Stock”), having a liquidation preference of $100,000 per share, 1,409 shares of which were issued and outstanding;
•8,501 shares were designated as Adjustable Rate Non-Cumulative Preferred Stock, Series G (the “Series G Preferred Stock”), having a liquidation preference of $100,000 per share, 4,925 shares of which were issued and outstanding;
•6,900,000 shares were designated as 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L (the “Series L Preferred Stock”), having a liquidation preference of $1,000 per share, 3,080,182 shares of which were issued and outstanding;
•40,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U (the “Series U Preferred Stock”), having a liquidation preference of $25,000 per share, 40,000 shares of which were issued and outstanding;
•80,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X (the “Series X Preferred Stock”), having a liquidation preference of $25,000 per share, 80,000 shares of which were issued and outstanding;
•56,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z (the “Series Z Preferred Stock”), having a liquidation preference of $25,000 per share, 56,000 shares of which were issued and outstanding;

•76,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA (the “Series AA Preferred Stock”), having a liquidation preference of $25,000 per share, 76,000 shares of which were issued and outstanding;
•40,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series DD (the “Series DD Preferred Stock”), having a liquidation preference of $25,000 per share, 40,000 shares of which were issued and outstanding;
•94,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF (the “Series FF Preferred Stock”), having a liquidation preference of $25,000 per share, 94,000 shares of which were issued and outstanding;
•55,200 shares were designated as 6.000% Non-Cumulative Preferred Stock, Series GG (the “Series GG Preferred Stock”), having a liquidation preference of $25,000 per share, 54,000 shares of which were issued and outstanding;
•34,160 shares were designated as 5.875% Non-Cumulative Preferred Stock, Series HH (the “Series HH Preferred Stock”), having a liquidation preference of $25,000 per share, 34,160 shares of which were issued and outstanding;
•40,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series JJ (the “Series JJ Preferred Stock”), having a liquidation preference of $25,000 per share, 40,000 shares of which were issued and outstanding;
•60,950 shares were designated as 5.375% Non-Cumulative Preferred Stock, Series KK (the “Series KK Preferred Stock”), having a liquidation preference of $25,000 per share, 55,900 shares of which were issued and outstanding;
•52,400 shares were designated as 5.000% Non-Cumulative Preferred Stock, Series LL (the “Series LL Preferred Stock”), having a liquidation preference of $25,000 per share, 52,400 shares of which were issued and outstanding;
•44,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series MM (the “Series MM Preferred Stock”), having a liquidation preference of $25,000 per share, 44,000 shares of which were issued and outstanding;
•44,000 shares were designated as 4.375% Non-Cumulative Preferred Stock, Series NN (the “Series NN Preferred Stock”), having a liquidation preference of $25,000 per share, 44,000 shares of which were issued and outstanding;
•36,600 shares were designated as 4.125% Non-Cumulative Preferred Stock, Series PP (the “Series PP Preferred Stock”), having a liquidation preference of $25,000 per share, 36,600 shares of which were issued and outstanding;
•52,000 shares were designated as 4.250% Non-Cumulative Preferred Stock, Series QQ (the “Series QQ Preferred Stock”), having a liquidation preference of $25,000 per share, 52,000 shares of which were issued and outstanding;
•21,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 1 (the “Series 1 Preferred Stock”), having a liquidation preference of $30,000 per share, 3,275 shares of which were issued and outstanding;

•37,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 2 (the “Series 2 Preferred Stock”), having a liquidation preference of $30,000 per share, 9,967 shares of which were issued and outstanding;
•20,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 4 (the “Series 4 Preferred Stock”), having a liquidation preference of $30,000 per share, 7,010 shares of which were issued and outstanding; and
•50,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 5 (the “Series 5 Preferred Stock”), having a liquidation preference of $30,000 per share, 14,056 shares of which were issued and outstanding.
In addition, as of December 31, 2021, the following series of preferred stock were designated, but no shares of any of these series were outstanding: (1) approximately 1.03 million shares of ESOP Convertible Preferred Stock, Series C; (2) approximately 20 million shares of $2.50 Cumulative Convertible Preferred Stock, Series BB; (3) 50,000 shares of 6% Non-Cumulative Perpetual Preferred Stock, Series T; (4) 44,000 shares of 6.500% Non-Cumulative Preferred Stock, Series Y; (5) 44,000 shares of 6.200% Non-Cumulative Preferred Stock, Series CC; and (6) 36,000 shares of 6.000% Non-Cumulative Preferred Stock, Series EE.
Series B Preferred Stock
Preferential Rights. The Series B Preferred Stock ranks senior to the Common Stock and ranks equally with the Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on liquidation. Shares of the Series B Preferred Stock are not convertible into or exchangeable for any shares of Common Stock or any other class of the Company’s capital stock. Holders of the Series B Preferred Stock do not have any preemptive rights, and the Series B Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences superior or equal to the Series B Preferred Stock without the consent of holders of Series B Preferred Stock.
Dividends. Holders of shares of Series B Preferred Stock are entitled to receive, when and as declared by the Board, cumulative cash dividends at an annual dividend rate per share of 7.00% of the stated value per share of Series B Preferred Stock. The stated value per share of the Series B Preferred Stock is $100. Dividends are payable quarterly on such dates that are fixed by the Board. The Company cannot declare or pay cash dividends on any shares of Common Stock unless full cumulative dividends on the Series B Preferred Stock have been paid or declared and funds sufficient for the payment have been set apart.
Voting Rights. Each share of Series B Preferred Stock has equal voting rights, share for share, with each share of Common Stock.
Distributions. In the event of the Company’s voluntary or involuntary dissolution, liquidation, or winding up, the holders of Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference on shares of any class of preferred stock ranking senior to the Series B Preferred Stock, but before any distribution on shares of Common Stock, liquidating distributions in the amount of the liquidation preference of $100 per share plus accumulated dividends.

Redemption. Shares of Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders, at the redemption price of $100 per share plus accumulated and unpaid dividends, provided that (1) full cumulative dividends have been paid, or declared, and funds sufficient for payment set apart, on any class or series of preferred stock ranking senior to the Series B Preferred Stock; and (2) the Company is not then in default or in arrears on any sinking fund or analogous fund or call for tenders obligation or agreement for the purchase of any class or series of preferred stock ranking senior to Series B Preferred Stock. The Series B Preferred Stock is not subject to any mandatory redemption provisions or redemption at the option of the Company.
Series E Preferred Stock
Listing. Depositary shares representing fractional interests in a share of Series E Preferred Stock are listed on the NYSE under the symbol “BAC PrE”. See “Description of Depositary Shares” below.
Preferential Rights. The Series E Preferred Stock ranks senior to the Common Stock and ranks equally with the Series B Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series E Preferred Stock is not convertible into or exchangeable for any shares of the Company’s Common Stock or any other class of its capital stock. Holders of the Series E Preferred Stock do not have any preemptive rights, and the Series E Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences superior or equal to the Series E Preferred Stock without the consent of the holders of the Series E Preferred Stock.
Dividends. Holders of the Series E Preferred Stock are entitled to receive non-cumulative cash dividends when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, on the liquidation preference of $25,000 per share of Series E Preferred Stock, payable quarterly in arrears on each February 15, May 15, August 15 and November 15 to record holders as of the last business day (as defined in the certificate of designations for the Series E Preferred Stock) of the calendar month immediately preceding the month in which the dividend payment date falls. Dividends on each share of Series E Preferred Stock accrue on the liquidation preference of $25,000 per share at an annual rate per share equal to the greater of (a) three-month LIBOR plus a spread of 0.35%, and (b) 4.00%. The amount of dividends shall be computed on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any dividend payment date is not a business day, then that dividend payment will be made on the next succeeding day that is a business day, unless that day falls in the next calendar year in which case payment will occur on the immediately preceding business day, in either case without any interest in respect of such delay.
As long as shares of Series E Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series E Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series E Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series E Preferred Stock for any period unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series E Preferred Stock and on any capital stock ranking equally with the Series E Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series E Preferred Stock and the holders of any capital stock ranking equally with the Series E Preferred Stock.
Voting Rights. Holders of Series E Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series E Preferred Stock. Whenever dividends payable on the Series E Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series E Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any series, at least six quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series E Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two additional directors of the Board to fill two newly-created directorships (the “Preferred Stock Directors”). When the Company has paid full dividends on the Series E Preferred Stock and any such other series of preferred stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series E Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series E Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series E Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series E Preferred Stock are not subject to a sinking fund.
Redemption. The Company may redeem the Series E Preferred Stock in whole or in part, at its option, on any dividend payment date for the Series E Preferred Stock, at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends. Holders of the Series E Preferred Stock do not have any optional redemption rights.
Series F Preferred Stock
Preferential Rights. The Series F Preferred Stock ranks senior to the Common Stock and ranks equally with the Series B Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. The Series F Preferred Stock is not convertible into or exchangeable for any shares of the Common Stock or any other class of the Company’s capital stock. Holders of the Series F Preferred Stock do not have any preemptive rights and the Series F Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences superior or equal to the Series F Preferred Stock without the consent of the holders of the Series F Preferred Stock.
Dividends. Holders of the Series F Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, on the liquidation preference of $100,000 per share of Series F Preferred Stock, payable quarterly in arrears on each March 15, June 15, September 15 and December 15 to record holders as of the last business day (as defined in the certificate of designations for the Series F Preferred Stock) of the calendar month immediately preceding the month in which the dividend payment date falls. Dividends on each share of Series F Preferred Stock will accrue on the liquidation preference of $100,000 per share at an annual rate per share equal to the greater of (a) three-month LIBOR plus a spread of 0.40%, and (b) 4.00%. The amount of dividends shall be computed on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any dividend payment date is not a business day, then that dividend payment will be made on the next succeeding day that is a business day, unless that day falls in the next calendar year in which case payment will occur on the immediately preceding business day, in either case without any interest or other payment in respect of such delay.
As long as shares of Series F Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series F Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series F Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series F Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series F Preferred Stock unless full dividends on all outstanding shares of Series F Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series F Preferred Stock and on any capital stock ranking equally with the Series F Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series F Preferred Stock and the holders of any capital stock ranking equally with the Series F Preferred Stock.
Voting Rights. Holders of Series F Preferred Stock do not have voting rights, except as specifically required by Delaware law.
Distributions. In the event of the Company’s voluntary of involuntary liquidation, dissolution, or winding up, holders of Series F Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series F Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series F Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series F Preferred Stock are not subject to a sinking fund.
Redemption. The Company may redeem the Series F Preferred Stock, in whole or in part, at its option, on any dividend payment date for the Series F Preferred Stock at the redemption price equal to $100,000 per share, plus dividends that have been declared but not paid plus any accrued and unpaid dividends for the then-current dividend period to the redemption date. Holders of the Series F Preferred Stock do not have any optional redemption rights.
Series G Preferred Stock
Preferential Rights. The Series G Preferred Stock ranks senior to the Common Stock and ranks equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. The Series G Preferred Stock is not convertible into or exchangeable for any shares of the Common Stock or any other class of the Company’s capital stock. Holders of the Series G Preferred Stock do not have any preemptive rights, and the Series G Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences superior or equal to the Series G Preferred Stock without the consent of the holders of the Series G Preferred Stock.
Dividends. Holders of the Series G Preferred Stock are entitled to receive non-cumulative cash dividends when, as, and if declared by the Board or a duly authorized committee the Board out of funds legally available for payment, on the liquidation preference of $100,000 per share of Series G Preferred Stock, payable quarterly in arrears on each March 15, June 15, September 15 and December 15 to record holders as of the last business day (as defined in the certificate of designations for the Series G Preferred Stock) of the calendar month immediately preceding the month in which the dividend payment date falls. Dividends on each share of Series G Preferred Stock will accrue on the liquidation preference of $100,000 per share at an annual rate per share equal to the greater of (a) three-month LIBOR plus a spread of 0.40%, and (b) 4.00%. The amount of dividends shall be computed on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any dividend payment date is not a business day, then that dividend payment will be made on the next succeeding day that is a business day, unless that day falls in the next calendar year in which case payment will occur on the immediately preceding business day, in either case without any interest or other payment in respect of such delay.
As long as shares of Series G Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series G Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series G Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series G Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series G Preferred Stock unless full dividends on all outstanding shares of Series G Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series G Preferred Stock and on any capital stock ranking equally with the Series G Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series G Preferred Stock and the holders of any capital stock ranking equally with the Series G Preferred Stock.

Voting Rights. Holders of Series G Preferred Stock do not have voting rights, except as specifically required by Delaware law.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series G Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of capital stock ranking junior to the Series G Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series G Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series G Preferred Stock are not subject to a sinking fund.
Redemption. The Company may redeem the Series G Preferred Stock, in whole or in part, at its option, on any dividend payment date for the Series G Preferred Stock at the redemption price equal to $100,000 per share, plus dividends that have been declared but not paid plus any accrued and unpaid dividends for the then-current dividend period to the redemption date. Holders of the Series G Preferred Stock do not have any optional redemption rights.
Series L Preferred Stock
Listing. The Series L Preferred Stock is listed on the NYSE under the symbol “BAC PrL”.
Preferential Rights. The Series L Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Holders of the Series L Preferred Stock do not have any preemptive rights, and the Series L Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences superior or equal to the Series L Preferred Stock without the consent of the holders of the Series L Preferred Stock.
Dividends. Holders of the Series L Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, at an annual dividend rate per share of 7.25% on the liquidation preference of $1,000 per share of Series L Preferred Stock, payable quarterly in arrears on each January 15, April 15, July 15 and October 15 to record holders as of the first day of the calendar month in which the dividend payment date falls. The amount of dividends shall be computed on the basis of a 360-day year of twelve 30-day months. If any dividend payment date is not a business day (as defined in the certificate of designations for the Series L Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day, unless that day falls in the next calendar year in which case payment will occur on the immediately preceding business day, in either case without any interest or other payment in respect of such delay.
As long as shares of Series L Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends on any shares of Common Stock or other capital stock ranking junior to the Series L Preferred Stock or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series L Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series L Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series L Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series L Preferred Stock for any period unless full dividends on all outstanding shares of Series L Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series L Preferred Stock and on any capital stock ranking equally with the Series L Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series L Preferred Stock and the holders of any capital stock ranking equally with the Series L Preferred Stock.
Conversion Right. Each share of the Series L Preferred Stock may be converted at any time, at the option of the holder, into 20 shares of the Common Stock (which reflects an initial conversion price of $50.00 per share of Common Stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments.
Conversion at the Company’s Option. The Company may, at its option, at any time or from time to time, cause some or all of the Series L Preferred Stock to be converted into shares of its Common Stock at the then-applicable conversion rate if, for 20 trading days during any period of 30 consecutive trading days, the closing price of its Common Stock exceeds 130% of the then-applicable conversion price of the Series L Preferred Stock.
Conversion Upon Certain Acquisitions. If a make-whole acquisition occurs, holders of Series L Preferred Stock may cause the Series L Preferred Stock held by such holder to be converted into shares of the Common Stock, and the Company will, under certain circumstances, increase the conversion rate in respect of such conversions of the Series L Preferred Stock that occur during the period beginning on the effective date of the make-whole acquisition and ending on the date that is 30 days after the effective date by a number of additional shares of Common Stock. The amount of the make-whole adjustment, if any, will be based upon the price per share of the Common Stock and the effective date of the make-whole acquisition. Subject to certain exceptions, a “make-whole acquisition” occurs in the event of (1) the acquisition by a person or group of more than 50% of the voting power of the Common Stock or (2) the Company’s consolidation or merger where it is not the surviving entity.
Conversion Upon Fundamental Change. In lieu of receiving the make-whole shares described above, if the reference price (as defined below) in connection with a make-whole acquisition is less than the applicable conversion price (a “fundamental change”), a holder may elect to convert each share of the Series L Preferred Stock during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (1) the “reference price,” which is the price per share of the Common Stock paid in the event of a fundamental change, and (2) $19.95, which is 50% of the closing price of the Common Stock on January 24, 2008, the date of the initial offering of the Series L Preferred Stock, subject to adjustment (the “base price”). If the reference price is less than the base price, holders of the Series L Preferred Stock will receive a maximum of 50.1253 shares of the Common Stock per share of Series L Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series L Preferred Stock.

Anti-Dilution Adjustments. The conversion rate may be adjusted in the event of, among other things, (1) stock dividend distributions, (2) subdivisions, splits, and combinations of the Common Stock, (3) issuance of stock purchase rights, (4) debt or asset distributions, (5) increases in cash dividends, and (6) tender or exchange offers for the Common Stock.
Voting Rights. Holders of Series L Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series L Preferred Stock. Whenever dividends payable on the Series L Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series L Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid for the equivalent of at least six quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series L Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. Upon the conversion of all of the Series L Preferred Stock, or when the Company has paid full dividends on the Series L Preferred Stock and any other such series of preferred stock for the equivalent of at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series L Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series L Preferred Stock, and subject to the rights of holders of securities ranking senior to or on a parity with the Series L Preferred Stock and after satisfaction of all liabilities to creditors, a liquidating distribution in the amount of the liquidation preference of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company does not have any rights to redeem the Series L Preferred Stock, and holders of the Series L Preferred Stock do not have any optional redemption rights.
Series U Preferred Stock
Preferential Rights. The Series U Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series X Preferred Stock, , Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series U Preferred Stock is not convertible into or exchangeable for any shares of its Common Stock or any other class of its capital stock. Holders of the Series U Preferred Stock do not have any preemptive rights, and the Series U Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series U Preferred Stock without the consent of the holders of the Series U Preferred Stock.
Dividends. Holders of the Series U Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, on the liquidation preference of $25,000 per share, payable (a) for the “fixed rate period”, semi-annually in arrears on each June 1 and December 1, and (b) for the “floating rate period”, quarterly in arrears on each March

1, June 1, September 1 and December 1, beginning September 1, 2023, in each case to record holders as of the fifteenth day of the calendar month immediately preceding the month in which the dividend payment date falls. Dividends on each share of Series U Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 5.20%, for each dividend period from the issue date to, but excluding, June 1, 2023 (the “fixed rate period”), and (2) thereafter, at a floating rate equal to three-month LIBOR plus a spread of 3.135%, for each dividend period from, and including, June 1, 2023 (the “floating rate period”). The amount of dividends shall be computed (x) for the fixed rate period, on the basis of a 360-day year of twelve 30-day months, and (y) for the floating rate period, on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any dividend payment date is not a business day (as defined in the certificate of designations for the Series U Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day (unless, for the fixed rate period, that day falls in the next calendar year or, for the floating rate period, that day falls in the next calendar month, in which each such case payment will occur on the immediately preceding business day), (i) on or prior to June 1, 2023, without any interest or other payment in respect of such delay, and (ii) after June 1, 2023, with dividends accruing to the actual payment date.
As long as shares of Series U Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series U Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series U Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series U Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series U Preferred Stock for any period unless full dividends on all outstanding shares of Series U Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series U Preferred Stock and on any capital stock ranking equally with the Series U Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series U Preferred Stock and the holders of any capital stock ranking equally with the Series U Preferred Stock.
Voting Rights. Holders of Series U Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. Whenever dividends payable on the Series U Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series U Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an amount equal to, as to any series, the equivalent of at least three or more semi-annual or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series U Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. When the Company has paid full dividends on the Series U Preferred Stock and any other such series of preferred stock for the equivalent of at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series U Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series U Preferred Stock and any voting parity stock, voting as a class, shall be necessary to authorize, create or issue any capital stock ranking senior to the Series U Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series U Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series U Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series U Preferred Stock or the Restated Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series U Preferred Stock.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series U Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series U Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series U Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series U Preferred Stock, in whole or in part, at its option, at any time on or after June 1, 2023, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series U Preferred Stock, the Company may redeem the Series U Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Holders of the Series U Preferred Stock do not have any optional redemption rights.
Series X Preferred Stock
Preferential Rights. The Series X Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series X Preferred Stock is not convertible into or exchangeable for any shares of its Common Stock or any other class of its capital stock. Holders of the Series X Preferred Stock do not have any preemptive rights, and the Series X Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series X Preferred Stock without the consent of the holders of the Series X Preferred Stock.
Dividends. Holders of the Series X Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, on the liquidation preference of $25,000 per share of Series X Preferred Stock, payable (a) for the “fixed rate period”, semiannually in arrears on each March 5 and September 5, and (b) for the “floating rate period”, quarterly in arrears on each March 5, June 5, September 5 and December 5, beginning December 5, 2024, in each case to record holders as of the fifteenth day of the calendar month immediately preceding the month in which the dividend payment date falls (or such date fixed by the Board or a duly authorized Board committee that is not more than 60 days nor less than 10 days before the dividend payment date). Dividends on each share of Series X Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 6.250%, for each dividend period from the issue date to, but excluding, September 5, 2024 (the “fixed rate period”), and (2) thereafter, at a floating rate equal to three-month LIBOR plus a spread of 3.705%, for each dividend period from, and including, September 5, 2024 (the “floating rate period”). The amount of dividends shall be computed (i) for the fixed rate period, on the basis of a 360-day year of twelve 30-day months, and (ii) for the floating rate period, on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any dividend payment date is not a business day (as defined in the certificate of designations for the Series X Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day (unless, for the fixed rate period, that day falls in the next calendar year or, for the floating rate period, that day falls in the next calendar month, in which each such case payment will occur on the immediately preceding business day), (i) on or prior to September 5, 2024, without any interest or other payment in respect of such delay, and (ii) after September 5, 2024, with dividends accruing to the actual payment date.
As long as shares of Series X Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series X Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series X Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series X Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series X Preferred Stock for any period unless full dividends on all outstanding shares of Series X Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declare dividends on the Series X Preferred Stock and on any capital stock ranking equally with the Series X Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series X Preferred Stock and the holders of any capital stock ranking equally with the Series X Preferred Stock.
Voting Rights. Holders of Series X Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. Whenever dividends payable on the Series X Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series X Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any series, the equivalent of at least three or more semi-annual or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series X Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. When the Company has paid full dividends on the Series X Preferred Stock and any other such series of preferred stock for the equivalent of at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series X Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series X Preferred Stock and any voting parity stock, voting as a class, shall be necessary to authorize, create or issue any capital stock ranking senior to the Series X Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series X Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series X Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series X Preferred Stock or the Restated Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series X Preferred Stock.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series X Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series X Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series X Preferred Stock and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series X Preferred Stock, in whole or in part, at its option, at any time on or after September 5, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series X Preferred Stock, the Company may redeem the Series X Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Holders of the Series X Preferred Stock do not have any optional redemption rights.
Series Z Preferred Stock
Preferential Rights. The Series Z Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series Z Preferred Stock is not convertible into or exchangeable for any shares of its Common Stock or any other class of its capital stock. Holders of the Series Z Preferred Stock do not have any preemptive rights, and the Series Z Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series Z Preferred Stock without the consent of the holders of the Series Z Preferred Stock.
Dividends. Holders of the Series Z Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, on the liquidation preference of $25,000 per share, payable (a) for the “fixed rate period”, semiannually in arrears on each April 23 and October 23, and (b) for the “floating rate period”, quarterly in arrears on each January 23, April 23, July 23 and October 23, beginning on January 23, 2025, in each case to record holders as of the first day of the calendar month in which the dividend payment date falls (or such record date fixed by the Board or a duly authorized Board committee that is not more than 60 days nor less than 10 days before the dividend payment date). Dividends on each share of Series Z Preferred

Stock will accrue on the on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 6.500%, for each dividend period from the issue date to, but excluding, October 23, 2024 (the “fixed rate period”), and (2) thereafter, at a floating rate equal to three-month LIBOR plus a spread of 4.174%, for each dividend period from, and including, October 23, 2024 (the “floating rate period”). The amount of dividends shall be computed (i) for the fixed rate period, on the basis of a 360-day year of twelve 30-day months, and (ii) for the floating rate period, on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any dividend payment date is not a business day (as defined in the certificate of designations for the Series Z Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day (unless, for the fixed rate period, that day falls in the next calendar year or, for the floating rate period, that day falls in the next calendar month, in which each such case payment will occur on the immediately preceding business day), (i) on or prior to October 23, 2024, without any interest or other payment in respect of such delay, and (ii) after October 23, 2024, with dividends accruing to the actual payment date.
As long as shares of Series Z Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series Z Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series Z Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series Z Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series Z Preferred Stock for any period unless full dividends on all outstanding shares of Series Z Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series Z Preferred Stock and on any capital stock ranking equally with the Series Z Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series Z Preferred Stock and the holders of any capital stock ranking equally with the Series Z Preferred Stock.
Voting Rights. Holders of Series Z Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. Whenever dividends payable on the Series Z Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series Z Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any series, the equivalent of at least three or more semi-annual or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series Z Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. When the Company has paid full dividends on the Series Z Preferred Stock and any other such series of preferred stock for the equivalent of at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series Z Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series Z Preferred Stock and any voting parity stock, voting as a class, shall be necessary to authorize, create or issue any capital stock ranking senior to the Series Z Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series Z Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series Z Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series Z Preferred Stock or the Restated Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series Z Preferred Stock.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series Z Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series Z Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series Z Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series Z Preferred Stock, in whole or in part, at its option, at any time on or after October 23, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series Z Preferred Stock, the Company may redeem the Series Z Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Holders of the Series Z Preferred Stock do not have any optional redemption rights.
Series AA Preferred Stock
Preferential Rights. The Series AA Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock Series, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series AA Preferred Stock is not convertible into or exchangeable for any shares of its Common Stock or any other class of its capital stock. Holders of the Series AA Preferred Stock do not have any preemptive rights, and the Series AA Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series AA Preferred Stock without the consent of the holders of the Series AA Preferred Stock.
Dividends. Holders of the Series AA Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, on the liquidation preference of $25,000 per share of Series AA Preferred Stock, payable (a) for the “fixed rate period”, semiannually in arrears on each March 17 and September 17, and (b) for the “floating rate period”, quarterly in arrears on each March 17, June 17, September 17 and December 17, beginning on June 17, 2025, in each case to record holders as of the first day of the calendar month in which the dividend payment date falls (or such record date fixed by the Board or a duly authorized Board committee that is not more than 60 days nor less than 10 days before the dividend payment date). Dividends on each share of Series AA Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 6.100%, for each dividend period from the issue date to, but excluding, March 17, 2025 (the “fixed rate period”), and (2) thereafter, at a floating rate equal to three-month LIBOR plus a spread of 3.898%, for each dividend period from, and including, March 17, 2025 (the “floating rate period”). The amount of dividends shall be computed (i) during the fixed rate period, on the basis of a 360-day year of twelve 30-day months, and (ii) during the floating rate period, on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any dividend payment date is not a business day (as defined in the certificate of designations for the Series AA Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day (unless, for the fixed rate period, that day falls in the next calendar year or, for the floating rate period, that day falls in the next calendar month, in which each such case payment will occur on the immediately preceding business day), (i) on or prior to March 17, 2025, without any interest or other payment in respect of such delay, and (ii) after March 17, 2025, with dividends accruing to the actual payment date.
As long as shares of Series AA Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series AA Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series AA Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series AA Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series AA Preferred Stock for any period unless full dividends on all outstanding shares of Series AA Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series AA Preferred Stock and on any capital stock ranking equally with the Series AA Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series AA Preferred Stock and the holders of any capital stock ranking equally with the Series AA Preferred Stock.
Voting Rights. Holders of Series AA Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. Whenever dividends payable on the Series AA Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series AA Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any series, the equivalent of at least three or more semi-annual or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series AA Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. When the Company has paid full dividends on the Series AA Preferred Stock and any other such series of preferred stock for the equivalent of at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series AA Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series AA Preferred Stock and any voting parity stock, voting as a class, shall be necessary to authorize, create or issue any capital stock ranking senior to the Series AA Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series AA Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series AA Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series AA Preferred Stock or the Restated Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series AA Preferred Stock.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series AA Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series AA Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series AA Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series AA Preferred Stock, in whole or in part, at its option, at any time on or after March 17, 2025, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series AA Preferred Stock, the Company may redeem the Series AA Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Holders of the Series AA Preferred Stock do not have any optional redemption rights.
Series DD Preferred Stock
Preferential Rights. The Series DD Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series DD Preferred Stock is not convertible into or exchangeable for any shares of its Common Stock or any other class of its capital stock. Holders of the Series DD Preferred Stock do not have any preemptive rights, and the Series DD Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series DD Preferred Stock without the consent of the holders of the Series DD Preferred Stock.
Dividends. Holders of the Series DD Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, on the liquidation preference of $25,000 per share of Series DD Preferred Stock, payable (a) for the “fixed rate period”, semiannually in arrears on each March 10 and September 10, and (b) for the “floating rate period”, quarterly in arrears on each March 10, June 10, September 10 and December 10, beginning on June 10, 2026, in each case to record holders as of the fifteenth day of the calendar month preceding the month in which the dividend payment date falls (or such record date fixed by the Board or a duly authorized Board committee that is not more than 60 days nor less than 10 days before the dividend payment date). Dividends on each share of Series DD Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 6.300%, for each dividend period from the issue date to, but excluding, March 10, 2026 (the

“fixed rate period”), and (2) thereafter, at a floating rate equal to three-month LIBOR plus a spread of 4.553%, for each dividend period from, and including, March 10, 2026 (the “floating rate period”). The amount of dividends shall be computed (i) for the fixed rate period, on the basis of a 360-day year of twelve 30-day months, and (ii) for the floating rate period, on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any dividend payment date is not a business day (as defined in the certificate of designations for the Series DD Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day (unless, for the fixed rate period, that day falls in the next calendar year or, for the floating rate period, that day falls in the next calendar month, in which each such case payment will occur on the immediately preceding business day), (i) on or prior to March 10, 2026, without any interest or other payment in respect of such delay, and (ii) after March 10, 2026, with dividends accruing to the actual payment date.
As long as shares of Series DD Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series DD Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series DD Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series DD Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series DD Preferred Stock for any period unless full dividends on all outstanding shares of Series DD Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series DD Preferred Stock and on any capital stock ranking equally with the Series DD Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series DD Preferred Stock and the holders of any capital stock ranking equally with the Series DD Preferred Stock.
Voting Rights. Holders of Series DD Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. Whenever dividends payable on the Series DD Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series DD Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any series, the equivalent of at least three or more semi-annual or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series DD Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. When the Company has paid full dividends on the Series DD Preferred Stock and any other such series of preferred stock for the equivalent of at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series DD Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series DD Preferred Stock and any voting parity stock, voting as a class, shall be necessary to authorize, create or issue any capital stock ranking senior to the Series DD Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series DD Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series DD Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series DD Preferred

Stock or the Restated Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series DD Preferred Stock.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series DD Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series DD Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series DD Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series DD Preferred Stock, in whole or in part, at its option, at any time on or after March 10, 2026, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series DD Preferred Stock, the Company may redeem the Series DD Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Holders of the Series DD Preferred Stock do not have any optional redemption rights.
Series FF Preferred Stock
Preferential Rights. The Series FF Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series FF Preferred Stock is not convertible into or exchangeable for any shares of its Common Stock or any other class of its capital stock. Holders of the Series FF Preferred Stock do not have any preemptive rights, and the Series FF Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series FF Preferred Stock without the consent of the holders of the Series FF Preferred Stock.
Dividends. Holders of the Series FF Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, on the liquidation preference of $25,000 per share of Series FF Preferred Stock, payable (a) for the “fixed rate period”, semiannually in arrears on each March 15 and September 15, and (b) for the “floating rate period”, quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning on June 15, 2028, in each case to record holders as of the first day of the calendar month in which the dividend payment date falls (or such record date fixed by the Board or a duly authorized Board committee that is not more than 60 days nor less than 10 days before the dividend payment date). Dividends on each share of Series FF Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 5.875%, for each dividend period from the issue date to, but excluding, March 15, 2028 (the “fixed rate period”), and (2) thereafter, at a floating rate equal to three-month LIBOR plus a spread of 2.931%, for each dividend period from and including March 15, 2028 (the “floating rate period”). The amount of dividends shall be computed (i) for the fixed rate period, on the basis of a 360-day year of twelve 30-day months, and (ii) for the floating rate period, on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any dividend payment date is not a business day (as defined in the certificate of designations for the Series FF Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day (unless, for the fixed rate period, that day falls in the next calendar year or, for the floating rate period, that day falls in the next calendar month, in which each such case payment will occur on the immediately preceding business day), (i) on or prior to March 15, 2028, without any interest or other payment in respect of such delay, and (ii) after March 15, 2028, with dividends accruing to the actual payment date.
As long as shares of Series FF Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series FF Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series FF Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series FF Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series FF Preferred Stock for any period unless full dividends on all outstanding shares of Series FF Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series FF Preferred Stock and on any capital stock ranking equally with the Series FF Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series FF Preferred Stock and the holders of any capital stock ranking equally with the Series FF Preferred Stock.
Voting Rights. Holders of Series FF Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. Whenever dividends payable on the Series FF Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series FF Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any series, the equivalent of at least three or more semi-annual or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series FF Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. When the Company has paid full dividends on the Series FF Preferred Stock and any other such series of preferred stock for the equivalent of at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series FF Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series FF Preferred Stock and any voting parity stock, voting as a class, shall be necessary to authorize, create or issue any capital stock ranking senior to the Series FF Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series FF Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series FF Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series FF Preferred

Stock or the Restated Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series FF Preferred Stock.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series FF Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series FF Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series FF Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series FF Preferred Stock, in whole or in part, at its option, at any time on or after March 15, 2028, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series FF Preferred Stock, the Company may redeem the Series FF Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Holders of the Series FF Preferred Stock do not have any optional redemption rights.
Series GG Preferred Stock
Listing. Depositary shares representing fractional interests in a share of Series GG Preferred Stock are listed on the NYSE under the symbol “BAC PrB”. See “Description of Depositary Shares” below.
Preferential Rights. The Series GG Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series GG Preferred Stock is not convertible into or exchangeable for any shares of its Common Stock or any other class of its capital stock. Holders of the Series GG Preferred Stock do not have any preemptive rights, and the Series GG Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series GG Preferred Stock without the consent of the holders of the Series GG Preferred Stock.
Dividends. Holders of the Series GG Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, at an annual dividend rate per share of 6.000% on the liquidation preference of $25,000 per share, payable quarterly in arrears on each February 16, May 16, August 16 and November 16, to record holders as of the first day of the calendar month in which the dividend payment date falls (or such other record date fixed by the Board or a duly authorized Board committee that is not more than 60 days nor less than 10 days prior to the dividend payment date). The amount of dividends shall be computed on the basis of a 360-day year of twelve 30-day months. If any dividend payment date is not a business day (as defined in the certificate of designations for the Series GG Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day, unless that day falls in the next calendar year in which case payment will occur on the immediately preceding business day, without any interest or other payment in respect of such delay.
As long as shares of Series GG Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series GG Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series GG Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series GG Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series GG Preferred Stock for any period unless full dividends on all outstanding shares of Series GG Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declare dividends on the Series GG Preferred Stock and on any capital stock ranking equally with the Series GG Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series GG Preferred Stock and the holders of any capital stock ranking equally with the Series GG Preferred Stock.
Voting Rights. Holders of Series GG Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. Whenever dividends payable on the Series GG Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series GG Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any series, the equivalent of at least six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series GG Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. When the Company has paid full dividends on the Series GG Preferred Stock and any other such series of preferred stock for the equivalent of at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series GG Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series GG Preferred Stock and any voting parity stock, voting as a class, shall be necessary to authorize, create or issue any capital stock ranking senior to the Series GG Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series GG Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series GG Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series GG Preferred Stock or the Restated Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series GG Preferred Stock.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series GG Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series GG Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series GG Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series GG Preferred Stock, in whole or in part, at its option, at any time on or after May 16, 2023, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series GG Preferred Stock, the Company may redeem the Series GG Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Holders of the Series GG Preferred Stock do not have any optional redemption rights.
Series HH Preferred Stock
Listing. Depositary shares representing fractional interests in a share of Series HH Preferred Stock are listed on the NYSE under the symbol “BAC PrK”. See “Description of Depositary Shares” below.
Preferential Rights. The Series HH Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series HH Preferred Stock is not convertible into or exchangeable for any shares of its Common Stock or any other class of its capital stock. Holders of the Series HH Preferred Stock do not have any preemptive rights, and the Series HH Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series HH Preferred Stock without the consent of the holders of the Series HH Preferred Stock.
Dividends. Holders of the Series HH Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, at an annual dividend rate per share of 5.875% on the liquidation preference of $25,000 per share, payable quarterly in arrears on each January 24, April 24, July 45 and October 24, to record holders as of the first day of the calendar month in which the dividend payment date falls (or such other record date fixed by the Board or a duly authorized Board committee that is not more than 60 days nor less than 10 days prior to the dividend payment date). The amount of dividends shall be computed on the basis of a 360-day year of twelve 30-day months. If any dividend payment date is not a business day (as defined in the certificate of designations for the Series HH Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day, unless that day falls in the next calendar year in which case payment will occur on the immediately preceding business day, without any interest or other payment in respect of such delay.
As long as shares of Series HH Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series HH Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series HH Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series HH Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series HH Preferred Stock for any period unless full dividends on all outstanding shares of Series HH Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series HH Preferred Stock and on any capital stock ranking equally with the Series HH Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series HH Preferred Stock and the holders of any capital stock ranking equally with the Series HH Preferred Stock.
Voting Rights. Holders of Series HH Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. Whenever dividends payable on the Series HH Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series HH Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any series, the equivalent of at least six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series HH Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. When the Company has paid full dividends on the Series HH Preferred Stock and any other such series of preferred stock for the equivalent of at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series HH Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series HH Preferred Stock and any voting parity stock, voting as a class, shall be necessary to authorize, create or issue any capital stock ranking senior to the Series HH Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series HH Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series HH Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series HH Preferred Stock or the Restated Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series HH Preferred Stock.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series HH Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series HH Preferred Stock and subject to the right of holders of securities ranking senior to or on a parity with the Series HH Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series HH Preferred Stock, in whole or in part, at its option, at any time on or after July 24, 2023, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series HH Preferred Stock, the Company may redeem the Series HH Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Holders of the Series HH Preferred Stock do not have any optional redemption rights.
Series JJ Preferred Stock
Preferential Rights. The Series JJ Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series JJ Preferred Stock is not convertible into or exchangeable for any shares of its Common Stock or any other class of its capital stock. Holders of the Series JJ Preferred Stock do not have any preemptive rights, and the Series JJ Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series JJ Preferred Stock without the consent of the holders of the Series JJ Preferred Stock.
Dividends. Holders of the Series JJ Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, on the liquidation preference of $25,000 per share of Series JJ Preferred Stock, payable (a) for the “fixed rate period”, semi-annually in arrears on each June 20 and December 20, and (b) for the “floating rate period”, quarterly in arrears on each March 20, June 20, September 20 and December 20, beginning on September 20, 2024, in each case to record holders as of the first day of the calendar month in which the dividend payment date falls (or such record date fixed by the Board or a duly authorized Board committee that is not more than 60 days nor less than 10 days before the dividend payment date). Dividends on each share of Series JJ Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 5.125%, for each dividend period from the issue date to, but excluding, June 20, 2024 (the “fixed rate period”) and (2) thereafter, at a floating rate equal to three-month LIBOR (which rate is subject to replacement upon the occurrence of a “Benchmark Transition Event” and its related “Benchmark Replacement Date”, as described in the certificate of designations for the Series JJ Preferred Stock) plus a spread of 3.292%, for each dividend period from, and including, June 20, 2024 (the “floating rate period”). The amount of dividends shall be computed (i) for the fixed rate period, on the basis of a 360-day year of twelve 30-day months, and (ii) for the floating rate period, on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any dividend payment date for the fixed rate period is not a business day (as defined in the certificate of designations for the Series JJ Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day, unless that day falls in the next calendar year, in which case payment will occur on the immediately preceding business day, in each case without additional dividends accruing or other payment adjustment and the relevant dividend period will not be adjusted. If any dividend payment date for the floating rate period is not a business day, then that dividend payment will be made on the next succeeding day that is a business day, unless that day falls in the next calendar month, in which case the immediately preceding business day will be the dividend payment date for that dividend period, in each case with dividends accruing to, but excluding, the actual payment date, and the dividend period will be adjusted.
As long as shares of Series JJ Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of the Common Stock or other capital stock ranking junior to the Series JJ Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series JJ Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series JJ Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series JJ Preferred Stock for any period unless full dividends on all outstanding shares of Series JJ Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series JJ Preferred Stock and on any capital stock ranking equally with the Series JJ Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series JJ Preferred Stock and the holders of any capital stock ranking equally with the Series JJ Preferred Stock.
Voting Rights. Holders of Series JJ Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. Whenever dividends payable on the Series JJ Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series JJ Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any series, the equivalent of at least three or more semi-annual or for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series JJ Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. When the Company has paid full dividends on the Series JJ Preferred Stock and any other such series of preferred stock for the equivalent of at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series JJ Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series JJ Preferred Stock and any voting parity stock, voting as a class, shall be necessary to authorize, create or issue any capital stock ranking senior to the Series JJ Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series JJ Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series JJ Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series JJ Preferred Stock or the Restated Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series JJ Preferred Stock.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series JJ Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series JJ Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series JJ Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series JJ Preferred Stock, in whole or in part, at its option, at any time on or after June 20, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series JJ Preferred Stock, the Company may redeem the Series JJ Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Holders of the Series JJ Preferred Stock do not have any optional redemption rights.
Series KK Preferred Stock
Listing. Depositary shares representing fractional interests in a share of Series KK Preferred Stock are listed on the NYSE under the symbol “BAC PrM”. See “Description of Depositary Shares” below.
Preferential Rights. The Series KK Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series KK Preferred Stock is not convertible into or exchangeable for any shares of its Common Stock or any other class of its capital stock. Holders of the Series KK Preferred Stock do not have any preemptive rights, and the Series KK Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series KK Preferred Stock without the consent of the holders of the Series KK Preferred Stock.
Dividends. Holders of the Series KK Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, at an annual dividend rate per share of 5.375% on the liquidation preference of $25,000 per share, payable quarterly in arrears on each March 25, June 25, September 25 and December 25, to record holders as of the first day of the calendar month in which the dividend payment date falls (or such other record date fixed by the Board or a duly authorized Board committee that is not more than 60 days nor less than 10 days prior to the dividend payment date). The amount of dividends shall be computed on the basis of a 360-day year of twelve 30-day months. If any dividend payment date is not a business day (as defined in the certificate of designations for the Series KK Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day (unless that day falls in the next calendar year in which case payment will occur on the immediately preceding business day), in each case without any additional dividends accruing or other payment adjustment and the relevant dividend period will not be adjusted.
As long as shares of Series KK Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series KK Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series KK Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series KK Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series KK Preferred Stock for any period unless full dividends on all outstanding shares of Series KK Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series KK Preferred Stock and on any capital stock ranking equally with the Series KK Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series KK Preferred Stock and the holders of any capital stock ranking equally with the Series KK Preferred Stock.
Voting Rights. Holders of Series KK Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. Whenever dividends payable on the Series KK Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series KK Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph are conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any series, the equivalent of at least six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series KK Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. When the Company has paid full dividends on the Series KK Preferred Stock and any other such series of preferred stock for the equivalent of at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series KK Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series KK Preferred Stock and any voting parity stock, voting as a class, shall be necessary to authorize, create or issue any capital stock ranking senior to the Series KK Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series KK Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series KK Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series KK Preferred Stock or the Restated Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series KK Preferred Stock.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series KK Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series KK Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series KK Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series KK Preferred Stock, in whole or in part, at its option, at any time on or after June 25, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series KK Preferred Stock, the Company may redeem the Series KK Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Holders of the Series KK Preferred Stock do not have any optional redemption rights.
Series LL Preferred Stock
Listing. Depositary shares representing fractional interests in a share of Series LL Preferred Stock are listed on the NYSE under the symbol “BAC PrN”. See “Description of Depositary Shares” below.
Preferential Rights. The Series LL Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series LL Preferred Stock is not convertible into or exchangeable for any shares of its Common Stock or any other class of its capital stock. Holders of the Series LL Preferred Stock do not have any preemptive rights, and the Series LL Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series LL Preferred Stock without the consent of the holders of the Series LL Preferred Stock.
Dividends. Holders of the Series LL Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, at an annual dividend rate per share of 5.000% on the liquidation preference of $25,000 per share, payable quarterly in arrears on each March 17, June 17, September 17 and December 17, to record holders as of the first day of the calendar month in which the dividend payment date falls (or such other record date fixed by the Board or a duly authorized Board committee that is not more than 60 days nor less than 10 days prior to the dividend payment date). The amount of dividends shall be computed on the basis of a 360-day year of twelve 30-day months. If any dividend payment date is not a business day (as defined in the certificate of designations for the Series LL Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day (unless that day falls in the next calendar year in which case payment will occur on the immediately preceding business day), in each case without any additional dividends accruing or other payment adjustment and the relevant dividend period will not be adjusted.
As long as shares of Series LL Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series LL Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series LL Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series LL Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series LL Preferred Stock for any period unless full dividends on all outstanding shares of Series LL Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series LL Preferred Stock and on any capital stock ranking equally with the Series LL Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series LL Preferred Stock and the holders of any capital stock ranking equally with the Series LL Preferred Stock.
Voting Rights. Holders of Series LL Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. Whenever dividends payable on the Series LL Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series LL Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those escribed in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any series, the equivalent of at least six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series LL Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. When the Company has paid full dividends on the Series LL Preferred Stock and any such other series of preferred stock for the equivalent of at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series LL Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series LL Preferred Stock and any voting parity stock, voting as a class, shall be necessary to authorize, create or issue any capital stock ranking senior to the Series LL Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series LL Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series LL Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series LL Preferred Stock or the Restated Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series LL Preferred Stock.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series LL Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series LL Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series LL Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series LL Preferred Stock, in whole or in part, at its option, at any time on or after September 17, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series LL Preferred Stock, the Company may redeem the Series LL Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Holders of the Series LL Preferred Stock do not have any optional redemption rights.

Series MM Preferred Stock
Preferential Rights. The Series MM Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series MM Preferred Stock is not convertible into or exchangeable for any shares of its Common Stock or any other class of its capital stock. Holders of the Series MM Preferred Stock do not have any preemptive rights, and the Series MM Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series MM Preferred Stock without the consent of the holders of the Series MM Preferred Stock.
Dividends. Holders of Series MM Preferred Stock shall be entitled to receive non-cumulative cash dividends, when, as and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, based on the liquidation preference of $25,000 per share of Series MM Preferred Stock, payable (a) for the “fixed rate period”, semi-annually in arrears on each January 28 and July 28, and (b) for the “floating rate period”, quarterly in arrears on each January 28, April 28, July 28 and October 28, beginning on April 28, 2025, in each case to record holders as of the first day of the calendar month in which the dividend payment date falls (or such record date fixed by the Board or a duly authorized Board committee that is not more than 60 days nor less than 10 days before the dividend payment date). Dividends on each share of Series MM Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 4.300%, for each dividend period from the issue date to, but excluding, January 28, 2025 (the “fixed rate period”) and (2) thereafter, at a floating rate equal to three-month LIBOR (which rate is subject to replacement upon the occurrence of a “Benchmark Transition Event” and its related “Benchmark Replacement Date”, as described in the certificate of designations for the Series MM Preferred Stock) plus a spread of 2.664%, for each dividend period from, and including, January 28, 2025 (the “floating rate period”). The amount of dividends shall be computed (i) for the fixed rate period, on the basis of a 360-day year of twelve 30-day months, and (ii) for the floating rate period, on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any dividend payment date for the fixed rate period is not a business day (as defined in the certificate of designations for the Series MM Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day, unless that day falls in the next calendar year, in which case payment will occur on the immediately preceding business day, in each case without additional dividends accruing or other payment adjustment and the relevant dividend period will not be adjusted. If any dividend payment date for the floating rate period is not a business day, then that dividend payment will be made on the next succeeding day that is a business day, unless that day falls in the next calendar month, in which case the immediately preceding business day will be the dividend payment date for that dividend period, in each case, with dividends accruing to, but excluding, the actual payment date, and the dividend period will be adjusted accordingly.
As long as shares of Series MM Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series MM Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series MM Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series MM

Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series MM Preferred Stock for any period unless full dividends on all outstanding shares of Series MM Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series MM Preferred Stock and on any capital stock ranking equally with the Series MM Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series MM Preferred Stock and the holders of any capital stock ranking equally with the Series MM Preferred Stock.
Voting Rights. Holders of Series MM Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. Whenever dividends payable on the Series MM Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series MM Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any series, the equivalent of at least three or more semi-annual or six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series MM Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. When the Company has paid full dividends on the Series MM Preferred Stock and any other such series of preferred stock for the equivalent of at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series MM Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series MM Preferred Stock and any voting parity stock, voting as a class, shall be necessary to authorize, create or issue any capital stock ranking senior to the Series MM Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series MM Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series MM Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series MM Preferred Stock or the Restated Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series MM Preferred Stock.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series MM Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series MM Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series MM Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series MM Preferred Stock, in whole or in part, at its option, at any time on or after January 28, 2025, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series MM Preferred Stock, the Company may redeem the

Series MM Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Holders of the Series MM Preferred Stock do not have any optional redemption rights.
Series NN Preferred Stock
Listing. Depositary shares representing fractional interests in a share of Series NN Preferred Stock are listed on the NYSE under the symbol “BAC PrO”. See “Description of Depositary Shares” below.
Preferential Rights. The Series NN Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series NN Preferred Stock is not convertible into or exchangeable for any shares of its Common Stock or any other class of its capital stock. Holders of the Series NN Preferred Stock do not have any preemptive rights, and the Series NN Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series NN Preferred Stock without the consent of the holders of the Series NN Preferred Stock.
Dividends. Holders of the Series NN Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, at an annual dividend rate per share of 4.375% on the liquidation preference of $25,000 per share, payable quarterly in arrears on each February 3, May 3, August 3, and November 3, to record holders as of the fifteenth day of the calendar month preceding the month in which the dividend payment date falls (or such other record date fixed by the Board or a duly authorized Board committee that is not more than 60 days prior to the dividend payment date). The amount of dividends shall be computed on the basis of a 360-day year of twelve 30-day months. If any dividend payment date is not a business day (as defined in the certificate of designations for the Series NN Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day (unless that day falls in the next calendar year in which case payment will occur on the immediately preceding business day), in each case without any additional dividends accruing or other payment adjustment and the relevant dividend period will not be adjusted.
As long as shares of Series NN Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series NN Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series NN Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series NN Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series NN Preferred Stock for any period unless full dividends on all outstanding shares of Series NN Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series NN Preferred Stock and on any capital stock ranking equally with the Series NN Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series NN Preferred Stock and the holders of any capital stock ranking equally with the Series NN Preferred Stock.
Voting Rights. Holders of Series NN Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. Whenever dividends payable on the Series NN Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series NN Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any series, the equivalent of at least six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series NN Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. When the Company has paid full dividends on the Series NN Preferred Stock and any other such series of preferred stock for the equivalent of at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series NN Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series NN Preferred Stock and any voting parity stock, voting as a class, shall be necessary to authorize, create or issue any capital stock ranking senior to the Series NN Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series NN Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series NN Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series NN Preferred Stock or the Restated Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series NN Preferred Stock.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series NN Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series NN Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series NN Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series NN Preferred Stock, in whole or in part, at its option, at any time on or after November 3, 2025, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series NN Preferred Stock, the Company may redeem the Series NN Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Holders of the Series NN Preferred Stock do not have any optional redemption rights.

Series PP Preferred Stock

Listing. Depositary shares representing fractional interests in a share of Series PP Preferred Stock are listed on the NYSE under the symbol “BAC PrP”. See “Description of Depositary Shares” below.
Preferential Rights. The Series PP Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series PP Preferred Stock is not convertible into or exchangeable for any shares of its Common Stock or any other class of its capital stock. Holders of the Series PP Preferred Stock do not have any preemptive rights, and the Series PP Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series PP Preferred Stock without the consent of the holders of the Series PP Preferred Stock.
Dividends. Holders of the Series PP Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, at an annual dividend rate per share of 4.125% on the liquidation preference of $25,000 per share, payable quarterly in arrears on each February 2, May 2, August 2, and November 2, to record holders as of the fifteenth day of the calendar month preceding the month in which the dividend payment date falls (or such other record date fixed by the Board or a duly authorized Board committee that is not more than 60 days prior to the dividend payment date). The amount of dividends shall be computed on the basis of a 360-day year of twelve 30-day months. If any dividend payment date is not a business day (as defined in the certificate of designations for the Series PP Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day (unless that day falls in the next calendar year in which case payment will occur on the immediately preceding business day), in each case without any additional dividends accruing or other payment adjustment and the relevant dividend period will not be adjusted.
As long as shares of Series PP Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series PP Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series PP Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series PP Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series PP Preferred Stock for any period unless full dividends on all outstanding shares of Series PP Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series PP Preferred Stock and on any capital stock ranking equally with the Series PP Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series PP Preferred Stock and the holders of any capital stock ranking equally with the Series PP Preferred Stock.

Voting Rights. Holders of Series PP Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. Whenever dividends payable on the Series PP Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series PP Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any series, the equivalent of at least six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series PP Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. When the Company has paid full dividends on the Series PP Preferred Stock and any other such series of preferred stock for the equivalent of at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series PP Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series PP Preferred Stock and any voting parity stock, voting as a class, shall be necessary to authorize, create or issue any capital stock ranking senior to the Series PP Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series PP Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series PP Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series PP Preferred Stock or the Restated Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series PP Preferred Stock.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series PP Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series PP Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series PP Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series PP Preferred Stock, in whole or in part, at its option, at any time on or after February 2, 2026, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series PP Preferred Stock, the Company may redeem the Series PP Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Holders of the Series PP Preferred Stock do not have any optional redemption rights.
Series QQ Preferred Stock
Listing. Depositary shares representing fractional interests in a share of Series QQ Preferred Stock are listed on the NYSE under the symbol “BAC PrQ”. See “Description of Depositary Shares” below.

Preferential Rights. The Series QQ Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Series QQ Preferred Stock is not convertible into or exchangeable for any shares of its Common Stock or any other class of its capital stock. Holders of the Series QQ Preferred Stock do not have any preemptive rights, and the Series QQ Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series QQ Preferred Stock without the consent of the holders of the Series QQ Preferred Stock.
Dividends. Holders of the Series QQ Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, at an annual dividend rate per share of 4.250% on the liquidation preference of $25,000 per share, payable quarterly in arrears on each February 17, May 17, August 17, and November 17, to record holders as of the first day of the calendar month in which the dividend payment date falls (or such other record date fixed by the Board or a duly authorized Board committee that is not more than 60 days prior to the dividend payment date). The amount of dividends shall be computed on the basis of a 360-day year of twelve 30-day months. If any dividend payment date is not a business day (as defined in the certificate of designations for the Series QQ Preferred Stock), then that dividend payment will be made on the next succeeding day that is a business day (unless that day falls in the next calendar year in which case payment will occur on the immediately preceding business day), in each case without any additional dividends accruing or other payment adjustment and the relevant dividend period will not be adjusted.
As long as shares of Series QQ Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or generally repurchase, redeem or otherwise acquire for consideration any shares of its Common Stock or other capital stock ranking junior to the Series QQ Preferred Stock, or generally repurchase, redeem or otherwise acquire for consideration any capital stock ranking equally with the Series QQ Preferred Stock other than on a pro rata basis, in each case unless full dividends on all outstanding shares of Series QQ Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. The Company cannot declare or pay dividends on capital stock ranking equally with the Series QQ Preferred Stock for any period unless full dividends on all outstanding shares of Series QQ Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof is set aside. If the Company declares dividends on the Series QQ Preferred Stock and on any capital stock ranking equally with the Series QQ Preferred Stock but cannot make full payment of those declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series QQ Preferred Stock and the holders of any capital stock ranking equally with the Series QQ Preferred Stock.
Voting Rights. Holders of Series QQ Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. Whenever dividends payable on the Series QQ Preferred Stock or any other series of the Company’s preferred stock ranking equally with the Series QQ Preferred Stock as to payment of dividends, and as to which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any series, the equivalent of at least six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series QQ Preferred Stock will be entitled to vote as a class, together with the holders of all series of the Company’s preferred stock having equivalent voting rights, for the election of two Preferred Stock Directors. When the Company has paid full dividends on the Series QQ Preferred Stock and any other such series of preferred stock for the equivalent of at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series QQ Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series QQ Preferred Stock and any voting parity stock, voting as a class, shall be necessary to authorize, create or issue any capital stock ranking senior to the Series QQ Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series QQ Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series QQ Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series QQ Preferred Stock or the Restated Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series QQ Preferred Stock.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series QQ Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series QQ Preferred Stock and subject to the rights of holders of securities ranking senior to or on a parity with the Series QQ Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series QQ Preferred Stock, in whole or in part, at its option, at any time on or after November 17, 2026, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series QQ Preferred Stock, the Company may redeem the Series QQ Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Holders of the Series QQ Preferred Stock do not have any optional redemption rights.
Series 1 Preferred Stock
Listing. Depositary shares representing fractional interests in a share of Series 1 Preferred Stock are listed on the NYSE under the symbol “BML PrG”. See “Description of Depositary Shares” below.
Preferential Rights. The Series 1 Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 2 Preferred

Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Shares of the Series 1 Preferred Stock are not convertible into or exchangeable for any shares of Common Stock or any other class of the Company’s capital stock. Holders of the Series 1 Preferred Stock do not have any preemptive rights, and the Series 1 Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series 1 Preferred Stock without the consent of the holders of the Series 1 Preferred Stock.
Dividends. Holders of the Series 1 Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) three-month LIBOR, plus a spread of 0.75% and (b) 3.00%, payable quarterly, if declared, on each February 28, May 28, August 28 and November 28, to record holders as of the date fixed by the Board or a duly authorized Board committee that is a date not more than 30 nor less than 10 days preceding the applicable payment date. The amount of dividends payable for a period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month. If any dividend payment date is not a New York business day and a London business day (each as defined in the certificate of designations for the Series 1 Preferred Stock), then that dividend payment will be made on the next succeeding day that is both a New York business day and a London business day (unless that day falls in the next calendar month, in which each such case payment will occur on the immediately preceding day that is both a New York business day and a London business day).
As long as shares of Series 1 Preferred Stock remain outstanding, generally the Company cannot declare or pay cash dividends or distributions on or redeem, purchase or acquire any shares of Common Stock or other capital stock ranking junior to the Series 1 Preferred Stock unless full dividends on all outstanding shares of Series 1 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. The Company cannot declare or pay dividends or distributions on or redeem, purchase or acquire any capital stock ranking equally with the Series 1 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 1 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 1 Preferred Stock and any capital stock ranking equally with the Series 1 Preferred Stock, all dividends declared upon shares of the Series 1 Preferred Stock and all shares of capital stock ranking equally with the Series 1 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 1 Preferred Stock and all such other of the Company’s stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 1 Preferred Stock and all such other stock bear to each other.
Voting Rights. Holders of Series 1 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 1 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as one class, and each share of Series 1 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 1 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 1 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 1 Preferred Stock as to the payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 1 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 1 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When the Company has paid full dividends on the Series 1 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series 1 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 1 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 1 Preferred Stock) shall be necessary to permit, effect or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 1 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 1 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 1 Preferred Stock, or of the holders thereof.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 1 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of Bank of America capital stock ranking junior to the Series 1 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series 1 Preferred Stock, in whole or in part, at its option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series 1 Preferred Stock do not have any optional redemption rights.
Series 2 Preferred Stock
Listing. Depositary shares representing fractional interests in a share of Series 2 Preferred Stock are listed on the NYSE under the symbol “BML PrH”. See “Description of Depositary Shares” below.
Preferential Rights. The Series 2 Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Shares of the Series 2 Preferred Stock are not convertible into or exchangeable for any shares of Common Stock or any other class of the Company’s capital stock. Holders of the Series 2 Preferred Stock do not have any preemptive rights, and the Series 2 Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series 2 Preferred Stock without the consent of the holders of the Series 2 Preferred Stock.
Dividends. Holders of the Series 2 Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee of the Board out of funds legally available for payment, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) three-month LIBOR, plus a spread of 0.65% and (b) 3.00%, payable quarterly in arrears, if declared, on each February 28, May 28, August 28 and November 28, to record holders as of the date fixed by the Board or a duly authorized Board committee that is a date not more than 30 nor less than 10 days preceding the applicable payment date. The amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any dividend payment date is not a New York business day and a London business day (each as defined in the certificate of designations for the Series 2 Preferred Stock), then that dividend payment will be made on the next succeeding day that is both a New York business day and a London business day (unless that day falls in the next calendar month, in which each such case payment will occur on the immediately preceding day that is both a New York business day and a London business day).
As long as shares of Series 2 Preferred Stock remain outstanding, generally the Company cannot declare or pay cash dividends or distributions on or redeem, purchase or acquire any shares of Common Stock or other capital stock ranking junior to the Series 2 Preferred Stock unless full dividends on all outstanding shares of Series 2 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. The Company cannot declare or pay dividends or distributions on or redeem, purchase or acquire capital stock ranking equally with the Series 2 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 2 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 2 Preferred Stock and any capital stock ranking equally with the Series 2 Preferred Stock, all dividends declared upon shares of the Series 2 Preferred Stock and all shares of capital stock ranking equally with the Series 2 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 2 Preferred Stock and all such other stock of the Company shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2 Preferred Stock and all such other stock bear to each other.
Voting Rights. Holders of Series 2 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 2 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as one class, and each share of Series 2 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 2 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 2 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 2 Preferred Stock as to the payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 2 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 2 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When the Company has paid full dividends on the Series 2 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series 2 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 2 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 2 Preferred Stock), shall be necessary to permit, effect, or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 2 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 2 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 2 Preferred Stock, or of the holders thereof.

Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 2 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series 2 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series 2 Preferred Stock, in whole or in part, at its option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series 2 Preferred Stock do not have any optional redemption rights.
Series 4 Preferred Stock
Listing. Depositary shares representing fractional interests in a share of Series 4 Preferred Stock are listed on the NYSE under the symbol “BML PrJ”. See “Description of Depositary Shares” below.
Preferential Rights. The Series 4 Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on Bank of America’s liquidation, dissolution, or winding up. Shares of the Series 4 Preferred Stock are not convertible into or exchangeable for any shares of Common Stock or any other class of the Company’s capital stock. Holders of the Series 4 Preferred Stock do not have any preemptive rights, and the Series 4 Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series 4 Preferred Stock without the consent of the holders of the Series 4 Preferred Stock.
Dividends. Holders of the Series 4 Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee the Board out of funds legally available for payment, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) three-month LIBOR, plus a spread of 0.75% and (b) 4.00%, payable quarterly in arrears, if declared, on each February 28, May 28, August 28 and November 28, to record holders as of the date fixed by the Board or a duly authorized Board committee that is a date not more than 30 nor less than 10 days preceding the applicable payment date. The amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any dividend payment date is not a New York business day and a London business day (each as defined in the certificate of designations for the Series 4 Preferred Stock), then that dividend payment will be made on the next succeeding day that is both a New York business day and a London business day (unless that day falls in the next calendar month, in which each such case payment will occur on the immediately preceding day that is both a New York business day and a London business day).
As long as shares of Series 4 Preferred Stock remain outstanding, generally the Company cannot declare or pay cash dividends or distributions on or redeem, purchase or acquire any shares of Common Stock or other capital stock ranking junior to the Series 4 Preferred Stock unless full dividends on all outstanding shares of Series 4 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. The Company cannot declare or pay dividends or distributions on or redeem, purchase or acquire capital stock ranking equally with the Series 4 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 4 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 4 Preferred Stock and any capital stock ranking equally with the Series 4 Preferred Stock, all dividends declared upon shares of the Series 4 Preferred Stock and all shares of capital stock ranking equally with the Series 4 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 4 Preferred Stock and all such other of the Company’s stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 4 Preferred Stock and all such other stock bear to each other.
Voting Rights. Holders of Series 4 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 4 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as one class, and each share of Series 4 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 4 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 4 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 4 Preferred Stock as to the payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 4 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 4 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When the Company has paid full dividends on the Series 4 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series 4 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 4 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 4 Preferred Stock), shall be necessary to permit, effect, or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 4 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 4 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 4 Preferred Stock, or of the holders thereof.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 4 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of its capital stock ranking junior to the Series 4 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series 4 Preferred Stock, in whole or in part, at its option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series 4 Preferred Stock do not have any optional redemption rights.

Series 5 Preferred Stock

Listing. Depositary shares representing fractional interests in a share of Series 5 Preferred Stock are listed on the NYSE under the symbol “BML PrL”. See “Description of Depositary Shares” below.
Preferential Rights. The Series 5 Preferred Stock ranks senior to the Common Stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, and Series 4 Preferred Stock as to dividends and distributions on the Company’s liquidation, dissolution, or winding up. Shares of the Series 5 Preferred Stock are not convertible into or exchangeable for any shares of Common Stock or any other class of the Company’s capital stock. Holders of the Series 5 Preferred Stock do not have any preemptive rights, and the Series 5 Preferred Stock is not subject to the operation of any sinking fund. The Company may issue stock with preferences equal to the Series 5 Preferred Stock without the consent of the holders of the Series 5 Preferred Stock.
Dividends. Holders of the Series 5 Preferred Stock are entitled to receive non-cumulative cash dividends, when, as, and if declared by the Board or a duly authorized committee the Board out of funds legally available for payment, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) three-month LIBOR, plus a spread of 0.50% and (b) 4.00%, payable quarterly in arrears, if declared, on each February 21, May 21, August 21 and November 21, to record holders as of the date fixed by the Board or a duly authorized Board committee that is a date not more than 30 nor less than 10 days preceding the applicable payment date. The amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any dividend payment date is not a New York business day and a London business day (each as defined in the certificate of designations for the Series 5 Preferred Stock), then that dividend payment will be made on the next succeeding day that is both a New York business day and a London business day (unless that day falls in the next calendar month, in which each such case payment will occur on the immediately preceding day that is both a New York business day and a London business day).
As long as shares of Series 5 Preferred Stock remain outstanding, the Company cannot declare or pay cash dividends or distributions on or redeem, purchase or acquire any shares of Common Stock or other capital stock ranking junior to the Series 5 Preferred Stock unless full dividends on all outstanding shares of Series 5 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. The Company cannot declare or pay dividends or distributions on or redeem, purchase or acquire capital stock ranking equally with the Series 5 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 5 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 5 Preferred Stock and any capital stock ranking equally with the Series 5 Preferred Stock, all dividends declared upon shares of the Series 5 Preferred Stock and all shares of capital stock ranking equally with the Series 5 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 5 Preferred Stock, and all such other of the Company’s stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 5 Preferred Stock and all such other stock bear to each other.

Voting Rights. Holders of Series 5 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 5 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as one class, and each share of Series 5 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 5 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 5 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 5 Preferred Stock as to the payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 5 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 5 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When the Company has paid full dividends on the Series 5 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.
As long as the Series 5 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 5 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 5 Preferred Stock), shall be necessary to permit, effect, or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 5 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 5 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 5 Preferred Stock, or of the holders thereof.
Distributions. In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 5 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of its assets may be made to or set aside for the holders of the Company’s capital stock ranking junior to the Series 5 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation.
Redemption. The Company may redeem the Series 5 Preferred Stock, in whole or in part, at its option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series 5 Preferred Stock do not have any optional redemption rights.

DESCRIPTION OF DEPOSITARY SHARES
Each outstanding share of the Series E Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock and Series 5 Preferred Stock is represented by depositary shares that are registered under Section 12(b) of the Exchange Act and listed on the NYSE. In addition, each of the Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series JJ Preferred Stock and Series MM Preferred Stock is represented by depositary shares that are not listed. This section describes the certain provisions of all of Company’s depositary shares outstanding as of December 31, 2021.
General
The Company has deposited the shares of preferred stock of each series of preferred stock represented by depositary shares under respective deposit agreements: (a) in the case of all such series of preferred stock other than the Series 1 Preferred Stock, the Series 2 Preferred Stock, the Series 4 Preferred Stock and the Series 5 Preferred Stock (such series of preferred stock collectively referred to as “Legacy Bank of America Preferred Stock”), between the Company and each of Computershare Inc. and its wholly owned subsidiary Computershare Trust Company, N.A. (collectively acting as depository) and the holders from time to time of the depositary receipts issued thereunder and evidencing such depositary shares; and (b) in the case of the Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock and Series 5 Preferred Stock (referred to collectively as the “Legacy ML Preferred Stock”), between the Company (as successor by merger to Merrill Lynch & Co., Inc.) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. or The Bank of New York, N.A., as applicable), acting as depository, and the holders from time to time of the depositary receipts issued thereunder and evidencing such depositary shares, as amended pursuant to the assignment, assumption and amendment agreement among the Company, Merrill Lynch & Co., Inc. and The Bank of New York Mellon. The respective deposit agreements are included as exhibits to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 6, 2006 (Series E Preferred Stock), May 29, 2013 (Series U Preferred Stock), September 5, 2014 (Series X Preferred Stock), October 23, 2014 (Series Z Preferred Stock), March 17, 2015 (Series AA Preferred Stock), March 10, 2016 (Series DD Preferred Stock), March 15, 2018 (Series FF Preferred Stock), June 20, 2019 (Series JJ Preferred Stock), and January 24, 2020 (Series MM Preferred Stock) or its Registration Statements on Form 8-A filed with the SEC on January 2, 2009 (Legacy ML Preferred Stock), May 16, 2018 (Series GG Preferred Stock), July 24, 2018 (Series HH Preferred Stock), June 25, 2019 (Series KK Preferred Stock), September 17, 2019 (Series LL Preferred Stock), October 29, 2020 (Series NN Preferred Stock), January 28, 2021 (Series PP Preferred Stock), and October 26, 2021 (Series QQ Preferred Stock).
With respect to each series of Legacy Bank of America Preferred Stock represented by depositary shares listed on the NYSE (the “Listed Legacy Bank of America Depositary Shares”), each depositary share represents a 1/1,000th interest in a share of the related series of preferred stock. With respect to each series of Legacy Bank of America Preferred Stock represented by depositary shares that are not listed (the “Unlisted Legacy Bank of America Depositary Shares”), each depositary share represents a 1/25th interest in a share of the related series of preferred stock. With respect to each series of Legacy ML Preferred Stock, each depositary share represents a 1/1,200th interest in a share of the related series of preferred stock. Subject to the terms of the respective deposit agreements, each holder of a depositary share is entitled, in proportion to the fractional interest of a share of the series of preferred stock represented by the depositary share, to all the rights and preferences of the series of preferred stock being represented, including dividend, voting, redemption, conversion, and liquidation rights.
Withdrawal of Preferred Stock
    Unless the depositary shares have been called for redemption, generally a holder of depositary shares may surrender his or her depositary receipts at the principal office of the depository, pay any charges, and comply with any other terms as provided in the related deposit agreement, and in exchange be entitled to delivery of the number of whole shares of preferred stock underlying the depositary shares. However, generally holders of whole shares of the relevant series of preferred stock are not entitled to deposit those shares under the applicable deposit agreement or to receive depositary receipts for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Dividends and Other Distributions
Each dividend on a Listed Legacy Bank of America Depositary Share will be in an amount equal to 1/1,000th of the dividend declared on a share of the relevant underlying series of preferred stock. Each dividend on an Unlisted Legacy Bank of America Depositary Share will be in an amount equal to 1/25th of the dividend declared on a share of the relevant underlying series of preferred stock. Each dividend on a Legacy ML Depositary Share will be in an amount equal to 1/1,200th of the dividend declared on a share of the relevant underlying series of preferred stock. In each case, the depository will distribute all cash dividends or other cash distributions received in respect of the relevant underlying series of preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders. If there is a distribution other than in cash, the depository will distribute property received by it to the record holders of the depositary shares who are entitled to that property, in proportion to the number of depositary shares held by each holder. However, if the depository determines that it is not feasible to make this distribution of property, the depository, with the Company’s approval, may sell that property and distribute the net proceeds to the holders of the depositary shares.
Generally, in the case of each series of Legacy Bank of America Preferred Stock, if the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depository will round that amount up to the next highest whole cent and will request that the Company pay the resulting additional amount to the depository for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depository will disregard that fractional amount.
In the case of each series of Legacy ML Preferred Stock, the depository will not distribute any fraction of a cent and will instead retain any balance not so distributed, which shall be held by the depository and treated as part of the next sum received by the depository for distribution the holders.
Record dates for the payment of dividends and other matters relating to depositary shares will be the same as the corresponding record dates for the related series of preferred stock.
The amount paid as dividends or otherwise distributable by the depository with respect to depositary shares or the relevant underlying series of preferred stock will be reduced by any amounts required to be withheld by the Company or the depository on account of taxes or other governmental charges. The depository may refuse to make any payment or distribution, or to effect any transfer, exchange, or withdrawal of any depositary shares or the shares of the related series of preferred stock, until such taxes or other governmental charges are paid.
Redemption of Depositary Shares
If a series of preferred stock that relates to depositary shares is redeemed, the related depositary shares will be redeemed with the proceeds received by the depository from the redemption, in whole or in part, of that underlying series of preferred stock. Generally, the depository will mail notice of redemption at least 30 (15 in the case of the Series 4 Preferred Stock and Series 5 Preferred Stock) and not more than 60 calendar days before the redemption date to the record holders of the depositary shares to be redeemed at their addresses appearing in the depository’s books (unless the depositary shares are held through DTC in which case, for certain series, the notice will be in accordance with DTC’s procedures). With respect to (i) the Listed Legacy Bank of America Depositary Shares, the redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the relevant underlying series of preferred stock, (ii) the Unlisted Legacy Bank of America Depositary Shares, the redemption price per depositary share will be equal to 1/25th of the redemption price per share payable with respect to the relevant underlying series of preferred stock, and (iii) the Legacy ML Depositary Shares, the redemption price per depositary share will be equal to 1/1,200th of the redemption price per share payable with respect to the relevant underlying series of preferred stock.
Whenever the Company redeems shares of a series of preferred stock held by the depositary under a deposit agreement, the depositary will redeem as of the same redemption date the number of related depositary shares representing the shares of preferred stock that are redeemed. If less than all of the depositary shares are redeemed, the depositary shares to be redeemed generally will be selected by lot or pro rata.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. At that time, all rights of the holder of the depositary shares will cease, except the right to receive any money or other property they become entitled to receive upon surrender to the depository of the depositary receipts.
Voting the Deposited Preferred Stock
Holders of depositary receipts are entitled to a fraction of a vote per depositary share (1/1,000th in the case of the Listed Legacy Bank of America Depositary Shares, 1/25th in the case of the Unlisted Legacy Bank of America Depositary Shares, and 1/1,200th in the case of the Legacy ML Depositary Shares) under those limited circumstances in which holders of the relevant underlying series of preferred stock are entitled to a vote. When the depository receives notice of any meeting at which holders of a series of preferred stock held by the depository are entitled to vote, the depository will mail the information contained in the notice to the record holders of the related depositary shares. Each record holder of depositary shares on the record date, which will be the same date as the record date for the related series of preferred stock, will be entitled to instruct the depository as to the exercise of the voting rights pertaining to the amount of preferred stock underlying the holder’s depositary shares. The depository will endeavor, insofar as practicable, to vote the amount of preferred stock underlying the depositary shares in accordance with these instructions. The Company will agree to take all action that may be deemed necessary by the depository to enable the depository to do so. The depository will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of the related preferred stock (provided that with respect to the Series E Preferred Stock, the depository will vote the stock represented by such depositary shares proportionately with votes cast pursuant to instructions received from the other holders).

Amendment and Termination of a Deposit Agreement
The form of depositary receipt evidencing depositary shares and any provision of the related deposit agreement may be amended by agreement between the Company and the depository. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority (or, with respect to the Legacy ML Depositary Shares, in the case of amendments relating to or affecting rights to receive dividends or distributions, or voting or redemption rights, two-thirds) of the depositary shares then outstanding. Either the Company or the depository may terminate a deposit agreement if all of the outstanding depositary shares have been redeemed or if there has been a final distribution in respect of the related preferred stock in connection with the Company’s liquidation, dissolution, or winding up or, with respect to the Legacy ML Depositary Shares, upon the consent of holders of depositary receipts representing not less than two-thirds of the depositary shares then outstanding.
Charges of Depository
The Company will pay all transfer and other taxes, assessments and governmental charges arising solely from the existence of a depository arrangement. The Company will pay the fees of the depository in connection with the initial deposit of the underlying series of preferred stock and any redemption of such preferred stock. Holders of depositary receipts will pay transfer and other taxes, assessments and governmental charges and any other charges as are expressly provided in the related deposit agreement to be for their accounts. The depository may refuse to make any payment or distribution on, or effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by, a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or preferred stock are paid by their holders.
Miscellaneous
The depository will forward to the record holders of depositary shares all of the Company’s reports and communications that are delivered to the depository and which the Company is required to furnish to the holders of its preferred stock or depositary shares.
Neither the Company nor the depository will be liable if the Company is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. All of the Company’s obligations as well as the depository’s obligations under each deposit agreement are limited to performance of its respective duties set forth in the deposit agreement and neither the Company nor the depository will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless provided with satisfactory indemnity. The Company, and the depository, may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depository
The depository may resign at any time by delivering to the Company notice of its election to do so, and the Company may remove the depository at any time. Any resignation or removal will take effect only upon the appointment of a successor depository and the successor depository’s acceptance of the appointment. Any successor depository must be a U.S. bank or trust company.

DESCRIPTION OF FLOATING RATE PREFERRED HYBRID INCOME TERM SECURITIES OF BAC CAPITAL TRUST XIII (AND THE GUARANTEE OF THE REGISTRANT RELATED THERETO)

    This section describes the Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIII (the “Trust XIII HITS”) and the Company’s guarantee related thereto. The Trust XIII HITS are listed on the NYSE under the symbol “BAC/PF”.

General

The Trust XIII HITS are a class of preferred beneficial interests in BAC Capital Trust XIII, a Delaware statutory trust (“Trust XIII”), and are issued pursuant to the Amended and Restated Declaration of Trust of BAC Capital Trust XIII (the “Trust XIII Declaration of Trust”) dated as of February 16, 2007 among the Company, as sponsor, The Bank of New York Mellon (formerly known as The Bank of New York), as property trustee, BNY Mellon Trust of Delaware (formerly known as The Bank of New York (Delaware)), as Delaware trustee, the regular trustees named therein and the holders of the trust securities. The terms of the Trust XIII HITS include those stated in the Trust XIII Declaration of Trust, any amendments thereto, and those made a part of the Trust XIII Declaration of Trust by the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the Delaware Statutory Trust Act. The Trust XIII Declaration of Trust is included as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 16, 2007. As of December 31, 2021, 140,922 Trust XIII HITS (having an aggregate liquidation amount of approximately $140.9 million) were outstanding.

The common securities of Trust XIII (“Trust XIII Common Securities”) are held directly or indirectly by the Company. The Trust XIII Common Securities rank on a parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis, with the Trust XIII HITS, except as set forth below in “—Ranking of Trust XIII Common Securities”. The Trust XIII Declaration of Trust does not permit Trust XIII to issue any securities other than the Trust XIII Common Securities and the Trust XIII HITS or to incur any indebtedness.

The assets of Trust XIII consist of shares of the Company’s Floating Rate Non-Cumulative Preferred Stock, Series F (the “Series F Preferred Stock”), which Trust XIII owns for the benefit of the holders of its Trust XIII HITS and Trust XIII Common Securities (together, the “Trust XIII securities”). Each Trust XIII HITS has a liquidation amount of $1,000 and represents a beneficial interest in Trust XIII that corresponds to 1/100th of a share of Series F Preferred Stock. Because Trust XIII is a pass-through vehicle, Trust XIII will distribute to holders of the Trust XIII securities the dividends that it receives on the Series F Preferred Stock. For a description of the terms of the Series F Preferred Stock, see “Description of Preferred Stock – Series F Preferred Stock” above.

    Trust XIII’s business and affairs are conducted by its trustees, each appointed by the Company as sponsor of Trust XIII.

    The Trust XIII HITS are issued in registered book-entry only form and are held in the name of The Depository Trust Company (“DTC”) or its nominee.
Distributions

    Trust XIII must make distributions on the Trust XIII HITS on relevant distribution dates to the extent that it has funds available therefor. The distribution dates for the Trust XIII HITS are March 15, June 15, September 15 and December 15 of each year. A distribution period is each period beginning on a distribution date and continuing to, but not including, the next succeeding distribution date. When a distribution date is not a business day (as defined in the Trust XIII Declaration of Trust), Trust XIII will make the distribution on the next business day without interest. Distributions are calculated on the basis of a 360-day year and the number of days actually elapsed in a distribution period.

Holders of Trust XIII HITS will be entitled to receive distributions corresponding to dividends on the Series F Preferred Stock. These non-cumulative cash dividends will be payable in arrears if, as and when declared by the Board (or a committee of the Board) on the quarterly dividend payment dates, which are each March 15, June 15, September 15 and December 15 (or if such day is not a business day, the next business day). For additional information about dividends on the Series F Preferred Stock, see “Description of Preferred Stock – Series F Preferred Stock” above.

    Trust XIII will make distributions on the Trust XIII HITS only to the extent it has received dividends on the Series F Preferred Stock.

    Distributions on the Trust XIII HITS will be payable to the holders as they appear in the security register of Trust XIII on the relevant record dates. The record date will be the last day of the month immediately preceding the month in which the relevant distribution date falls.

Mandatory Redemption of Trust XIII HITS upon Redemption of Series F Preferred Stock

The Trust XIII HITS have no stated maturity but must be redeemed on the date the Company redeems the Series F Preferred Stock, and the property trustee or paying agent will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the Trust XIII HITS. The Series F Preferred Stock is perpetual but the Company generally may redeem it at any time. The redemption price per Trust XIII HITS will equal the liquidation amount per Trust XIII HITS plus accumulated and unpaid distributions to, but excluding, the redemption date.
If less than all of the shares of Series F Preferred Stock held by Trust XIII are to be redeemed on a redemption date, then the proceeds from such redemption will be allocated pro rata to the redemption of the Trust XIII HITS and the Trust XIII Common Securities, except as set forth below under “— Ranking of Trust XIII Common Securities.”
The term “like amount” as used above means Trust XIII HITS having a liquidation amount equal to that portion of the liquidation amount of the Series F Preferred Stock to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of such Trust XIII HITS.
Redemption Procedures. Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to the registered address of each holder of Trust XIII HITS to be redeemed.
If (1) Trust XIII gives an irrevocable notice of redemption of Trust XIII HITS for cash and (2) the Company has paid to the property trustee a sufficient amount of cash in connection with the related redemption of the Series F Preferred Stock, then on the redemption date, the property trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the Trust XIII HITS being redeemed. Trust XIII will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the Trust XIII HITS. Distributions to be paid on or before the redemption date for any Trust XIII HITS called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the Trust XIII HITS called for redemption are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Trust XIII HITS funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the Trust XIII HITS.
If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:
•all rights of the holders of such Trust XIII HITS called for redemption will cease, except the right of the holders of such Trust XIII HITS to receive the redemption price and any distribution payable in respect of the Trust XIII HITS on or prior to the redemption date, but without interest on such redemption price; and
•the Trust XIII HITS called for redemption will cease to be outstanding.
If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar month, then payment will be on the preceding business day.
If payment of the redemption amount for any shares of Series F Preferred Stock called for redemption is improperly withheld or refused and accordingly the redemption amount of the Trust XIII HITS is not paid either by Trust XIII or by the Company under the Trust XIII Guarantee (as defined below), then dividends on the Series F Preferred Stock will continue to accrue and distributions on such Trust XIII HITS called for redemption will continue to accumulate at the applicable rate then borne by such Trust XIII HITS from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.
If less than all of the outstanding shares of Series F Preferred Stock are to be redeemed on a redemption date, then the aggregate liquidation amount of Trust XIII HITS and Trust XIII Common Securities to be redeemed shall be allocated pro rata to the Trust XIII HITS and Trust XIII Common Securities based upon the relative liquidation amounts of such classes, except as set forth below under “— Ranking of Trust XIII Common Securities.” The property trustee will select the particular Trust XIII HITS to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding Trust XIII HITS not previously called for redemption by any method the property trustee deems fair and appropriate, or, if the Trust XIII HITS are in book-entry only form, in accordance with the procedures of DTC. The property trustee shall promptly notify the transfer agent in writing of the Trust XIII HITS selected for redemption and, in the case of any Trust XIII HITS selected for redemption in part, the liquidation amount to be redeemed.
For all purposes of the Trust XIII Declaration of Trust, unless the context otherwise requires, all provisions relating to the redemption of Trust XIII HITS shall relate, in the case of any Trust XIII HITS redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Trust XIII HITS that has been or is to be redeemed. If less than all of the Trust XIII HITS are redeemed, the Trust XIII HITS held through the facilities of DTC will be redeemed pro rata in accordance with DTC’s internal procedures.
The holders of the Trust XIII HITS do not have any optional redemption rights.

Company Guarantee of Trust XIII HITS

    The Company has irrevocably guaranteed (the “Trust XIII Guarantee”), on a junior subordinated basis, the payment in full of any accumulated and unpaid distributions required to the paid on the Trust XIII HITS and the redemption price for any Trust XIII HITS called for redemption, in each case to the extent Trust XIII has funds available to make the payment, as well as upon a voluntary or involuntary dissolution, winding-up or liquidation of Trust XIII (other than in connection with a distribution of corresponding assets to the holders of the Trust XIII HITS), the lesser of (i) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust XIII HITS to the date of payment to the extent Trust XIII has funds available to make the payment, and (ii) the amount of assets of Trust XIII remaining available for distribution to holders of Trust XIII HITS upon liquidation of Trust XIII. The Trust XIII Guarantee is a guarantee of payment and not of collection.
    The Trust XIII Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Trust XIII HITS. No vote will be required, however, for any changes that do not adversely affect the rights of the holders of the Trust XIII HITS in any material respect.
The Company’s obligations under the Trust XIII Guarantee are unsecured, are subordinated to and junior in right of payment to all of the Company’s secured and senior and subordinated indebtedness, and rank on a parity with all other similar guarantees issued by the Company.
The Trust XIII HITS and the Trust XIII Guarantee do not limit the Company’s ability or the ability of its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to or equally with the Trust XIII Guarantee.
The Trust XIII Guarantee, when taken together with the Company’s obligations under the Trust XIII Declaration of Trust, including the obligations to pay costs, expenses, debts and liabilities of Trust XIII, other than liabilities with respect to the Trust XIII securities, has the effect of providing a full and unconditional guarantee on an unsecured and junior subordinated basis of amounts due on the Trust XIII HITS.
The HITS Guarantee Agreement dated as of February 16, 2007 between the Company, as guarantor, and The Bank of New York Mellon (formerly known as The Bank of New York), as guarantee trustee, related to the Trust XIII HITS, is included as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 16, 2007.
Liquidation Distribution upon Dissolution

The Company can at any time dissolve and liquidate Trust XIII. Pursuant to the Trust XIII Declaration of Trust, Trust XIII shall dissolve on the first to occur of:
•upon the Company’s bankruptcy, dissolution or liquidation;
•upon the filing of a certificate of dissolution or its equivalent with respect to the Company;
•upon the consent of the holders of at least a majority in aggregate liquidation amount of Trust XIII securities voting together as a single class to dissolve Trust XIII;

•upon the revocation of the Company’s charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;
•at the Company’s election at any time pursuant to which Trust XIII has been dissolved in accordance with the terms of the Trust XIII securities and upon the distribution of the assets of Trust XIII corresponding to its securities to the holders of Trust XIII securities;
•upon the entry of a decree of judicial dissolution of the holder of the Trust XIII Common Securities, the Company or Trust XIII; or
•upon the redemption of all of the Trust XIII HITS.
Except as set forth in the next paragraph, if an early dissolution occurs as a result of certain events of the Company’s bankruptcy, dissolution or liquidation, or if an early dissolution occurs as a result of the entry of an order for the dissolution of Trust XIII by a court of competent jurisdiction, the property trustee and the regular trustees will liquidate Trust XIII as expeditiously as they determine possible by distributing, after satisfaction of liabilities to creditors of Trust XIII as provided by applicable law, to each holder of Trust XIII HITS a like amount of corresponding assets as of the date of such distribution. Trust XIII shall give notice of liquidation to each holder of Trust XIII HITS at least 15 days and not more than 60 days before the date of liquidation.
If, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, the property trustee determines that distribution of the corresponding assets in the manner provided above is not practical, or if the early dissolution occurs as a result of the redemption of all the Trust XIII HITS, the property trustee and the regular trustees shall liquidate the property of Trust XIII and wind up its affairs in such manner as they determine. In that case, upon the winding-up of Trust XIII, except with respect to an early dissolution that occurs as a result of the redemption of all the Trust XIII HITS, the holders of the Trust XIII securities will be entitled to receive out of the assets of Trust XIII available for distribution to holders and after satisfaction of liabilities to creditors of Trust XIII as provided by applicable law, an amount equal to the liquidation amount per Trust XIII security plus accumulated and unpaid distributions to the date of payment. If, upon any such winding-up, Trust XIII has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by Trust XIII on the Trust XIII securities shall be paid on a pro rata basis, except as set forth below under “— Ranking of Trust XIII Common Securities.”
The term “like amount” as used above means, with respect to a distribution of Series F Preferred Stock to holders of Trust XIII securities in connection with a dissolution or liquidation of Trust XIII therefor, Series F Preferred Stock having a liquidation preference equal to the liquidation amount of the Trust XIII securities of the holder to whom such Series F Preferred Stock would be distributed.
Distribution of Trust Assets

Upon liquidation of Trust XIII other than as a result of an early dissolution upon the redemption of all the Trust XIII HITS and after satisfaction of the liabilities of creditors of Trust XIII as provided by applicable law, the assets of Trust XIII will be distributed to the holders of the Trust XIII securities in exchange therefor.
After the liquidation date fixed for any distribution of assets of Trust XIII:
•the Trust XIII HITS will no longer be deemed to be outstanding;

•if the assets to be distributed are shares of Series F Preferred Stock, DTC or its nominee, as the record holder of the Trust XIII HITS, will receive a registered global certificate or certificates representing the shares of Series F Preferred Stock to be delivered upon such distribution;
•any certificates representing the Trust XIII HITS not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent shares of Series F Preferred Stock having a liquidation preference equal to the Trust XIII HITS until such certificates are so surrendered for transfer and reissuance; and
•all rights of the holders of the Trust XIII HITS will cease, except the right to receive Series F Preferred Stock upon such surrender.
As each Trust XIII HITS corresponds to 1/100th of a share of Series F Preferred Stock, holders of Trust XIII HITS may receive fractional shares of Series F Preferred Stock or depositary shares representing the Series F Preferred Stock upon this distribution. Since holders of the Series F Preferred Stock are not entitled to vote for the election of directors in the event the Company does not pay full dividends for six quarterly dividend periods, the Series F Preferred Stock (or depositary shares representing the Series F Preferred Stock) would not qualify for listing on the NYSE under its current rules.
Ranking of Trust XIII Common Securities

If on any distribution date Trust XIII does not have funds available from payments of dividends on the Series F Preferred Stock to make full distributions on the Trust XIII HITS and the Trust XIII Common Securities, then, if the deficiency in funds results from the Company’s failure to pay a full dividend on shares of Series F Preferred Stock on a dividend payment date, then the available funds from dividends on the Series F Preferred Stock will be applied first to make distributions then due on the Trust XIII HITS on a pro rata basis on such distribution date up to the amount of such distributions corresponding to dividends on the Series F Preferred Stock (or, if less, the amount of the corresponding distributions that would have been made on the Trust XIII HITS had the Company paid a full dividend on the Series F Preferred Stock) before any such amount is applied to make a distribution on Trust XIII Common Securities on such distribution date.
If, on any date where Trust XIII HITS and Trust XIII Common Securities must be redeemed because the Company is redeeming Series F Preferred Stock, Trust XIII does not have funds available from the Company’s redemption of shares of Series F Preferred Stock to pay the full redemption price then due on all of the outstanding Trust XIII HITS and Trust XIII Common Securities to be redeemed, then (1) the available funds shall be applied first to pay the redemption price on the Trust XIII HITS to be redeemed on such redemption date and (2) Trust XIII Common Securities shall be redeemed only to the extent funds are available for such purpose after the payment of the full redemption price on the Trust XIII HITS to be redeemed.
If an early dissolution event occurs in respect of Trust XIII, no liquidation distributions will be made on the Trust XIII Common Securities until full liquidation distributions have been made on the Trust XIII HITS.
In the case of any event of default under the Trust XIII Declaration of Trust resulting from the Company’s failure to comply in any material respect with any of its obligations as issuer of the Series F Preferred Stock, including obligations set forth in the Company’s Restated Certificate of Incorporation, of or arising under applicable law, the Company, as holder of the Trust XIII Common Securities, will be deemed to have waived any right to act with respect to any such event of default under the Trust XIII Declaration of Trust until the effect of all such events of default with respect to the Trust XIII HITS have been cured, waived or otherwise eliminated. Until all events of default under the Trust XIII Declaration of Trust have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the Trust XIII HITS and not on the Company’s behalf, and only the holders of the Trust XIII HITS will have the right to direct the property trustee to act on their behalf.
Events of Default; Notice

Any one of the following events constitutes an event of default under the Trust XIII Declaration of Trust (a “Trust XIII Event of Default”) regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
•the Company’s failure to comply in any material respect with its obligations as issuer of the Series F Preferred Stock, under the Restated Certificate of Incorporation, or arising under applicable law;
•the default by Trust XIII in the payment of any distribution on any trust security of Trust XIII when such becomes due and payable, and continuation of such default for a period of 30 days;
•the default by Trust XIII in the payment of any redemption price of any trust security of Trust XIII when such becomes due and payable;
•the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Trust XIII Declaration of Trust and the continuation of such default or breach for 90 days after the Company and the trustees have received written notice of the failure to perform or breach in the manner specified in such Trust XIII Declaration of Trust; or
•the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the Company’s failure to appoint a successor property trustee within 90 days.
Within 30 days after any Trust XIII Event of Default actually known to the property trustee occurs, the property trustee will transmit notice of such Trust XIII Event of Default to the holders of the affected class of Trust XIII securities and to the regular trustees, unless such Trust XIII Event of Default shall have been cured or waived. The Company, as sponsor, and the regular trustees are required to file annually with the property trustee a certificate as to whether or not the Company or the regular are in compliance with all the conditions and covenants applicable to the Company and to them under the Trust XIII Declaration of Trust.
Removal of Trustees

The property trustee and/or the Delaware trustee may be removed at any time by the holder of the Trust XIII Common Securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding Trust XIII HITS for cause. In no event will the holders of the Trust XIII HITS have the right to vote to appoint, remove or replace the regular trustees, which voting rights are vested exclusively in the Company, as the holder of the Trust XIII Common Securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust XIII Declaration of Trust.

Co-Trustees and Separate Property Trustee

At any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of Trust XIII property may at the time be located, the Company, as the holder of the Trust XIII Common Securities, and the regular trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such Trust XIII Declaration of Trust.
Mergers, Consolidations, Amalgamations or Replacements of Trust XIII

Trust XIII may not consolidate, amalgamate, or merge with or into, or be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety, to the Company or any other person, except as described below. Trust XIII may, with the consent of the regular trustees but without the consent of the holders of the applicable Trust XIII securities, the property trustee, or the Delaware trustee, consolidate, amalgamate, or merge with or into, or be replaced by, a trust organized under the laws of any state if:
•the successor entity, if not Trust XIII, either:
•expressly assumes all of the obligations of Trust XIII with respect to the Trust XIII securities, or
•substitutes for the Trust XIII securities other securities having substantially the same terms as the Trust XIII securities, so long as the successor securities rank the same as the Trust XIII securities in priority with respect to distributions and payments upon liquidation, redemption, and otherwise;
•the Trust XIII HITS or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national or international securities exchange or with another organization, if any, on which the Trust XIII HITS are then listed or quoted;
•the merger, consolidation, amalgamation, or replacement does not cause the Trust XIII HITS, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;
•the merger, consolidation, amalgamation, or replacement does not adversely affect the rights, preferences, and privileges of the holders of Trust XIII securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;
•the successor entity has a purpose identical to that of Trust XIII;
•prior to the merger, consolidation, amalgamation, or replacement, the Company has received an opinion of counsel to Trust XIII to the effect that:
•the merger, consolidation, amalgamation, or replacement does not adversely affect the rights, preferences, and privileges of the holders of Trust XIII securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;
•following the merger, consolidation, amalgamation, or replacement, neither Trust XIII nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and
•following the merger, consolidation, amalgamation, or replacement, Trust XIII or the successor entity will continue to be classified as a grantor trust for U.S. federal income tax purposes; and
•the Company guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantees of the Trust XIII securities.
Trust XIII may not, except with the consent of holders of 100% in liquidation amount of its Trust XIII securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that consolidation, merger, amalgamation, or replacement would cause Trust XIII or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.
Voting Rights; Amendment of the Trust XIII Declaration of Trust

Except as provided herein and under “—Company Guarantee of Trust XIII HITS” above and as otherwise required by law and the Trust XIII Declaration of Trust, the holders of the Trust XIII HITS will have no voting rights or control over the administration, operation or management of Trust XIII or the obligations of the parties to the Trust XIII Declaration of Trust, including in respect of Series F Preferred Stock beneficially owned by Trust XIII. Under the Trust XIII Declaration of Trust, however, the property trustee will be required to obtain their consent before exercising some of its rights in respect of these securities.
Trust XIII Declaration of Trust. The Company and the regular trustees may amend the Trust XIII Declaration of Trust without the consent of the holders of the Trust XIII HITS, the property trustee or the Delaware trustee, unless in the case of the first two bullets below such amendment will materially and adversely affect the interests of any holder of Trust XIII HITS or the property trustee or the Delaware trustee, to:
•cure any ambiguity, correct or supplement any provisions in the Trust XIII Declaration of Trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust XIII Declaration of Trust, which may not be inconsistent with the other provisions of the Trust XIII Declaration of Trust;
•modify, eliminate or add to any provisions of the Trust XIII Declaration of Trust to such extent as shall be necessary to ensure that Trust XIII will be classified for U.S. federal income tax purposes as one or more grantor trusts and/or agency arrangements and not as an association or a publicly traded partnership taxable as a corporation at all times that any Trust XIII securities are outstanding, to ensure that Trust XIII will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of Trust XIII HITS as Tier 1 regulatory capital under prevailing Federal Reserve rules and regulations;

•provide that certificates for Trust XIII HITS may be executed by a regular trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by the Company of an authentication agent and certain related provisions;
•require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that Trust XIII will not be treated as a foreign trust for U.S. federal income tax purposes; or
•conform the terms of the Trust XIII Declaration of Trust to the description of the Trust XIII Declaration of Trust, the Trust XIII HITS and the Trust XIII Common Securities in the prospectus supplement relating to the initial offering of the Trust XIII HITS, in the manner provided in the Trust XIII Declaration of Trust.
Any such amendment shall become effective when notice thereof is given to the property trustee, the Delaware Trustee and the holders of the Trust XIII HITS.
The Company and the regular trustees may generally amend the Trust XIII Declaration of Trust with:
•the consent of holders representing not less than a majority, based upon liquidation amounts, of each outstanding class of Trust XIII HITS affected by the amendments; and
•receipt by the trustees of Trust XIII of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees of Trust XIII or the regular trustees in accordance with such amendment will not affect Trust XIII’s status as one or more grantor trusts and/or agency arrangements for U.S. federal income tax purposes or affect Trust XIII’s exemption from status as an “investment company” under the Investment Company Act.
However, without the consent of each affected holder of Trust securities, the Trust XIII Declaration of Trust may not be amended to:
•change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of Trust XIII securities as of a specified date; or
•restrict the right of a holder of Trust XIII securities to institute a suit for the enforcement of any such payment on or after such date.
Series F Preferred Stock. So long as the Series F Preferred Stock is held by the property trustee on behalf of Trust XIII, the trustees of Trust XIII will not waive any default in respect of the Series F Preferred Stock without obtaining the prior approval of the holders of at least a majority in liquidation amount of the Trust XIII HITS then outstanding. The trustees of Trust XIII also shall not consent to any amendment to Trust XIII’s or the Company’s governing documents that would change the dates on which dividends are payable or the amount of such dividends, without the prior written consent of each holder of Trust XIII HITS. In addition to obtaining the foregoing approvals from holders, the trustees of Trust XIII shall obtain, at the Company’s expense, an opinion of counsel to the effect that such action shall not cause Trust XIII to be taxable as a corporation or classified as a partnership for U.S. federal income tax purposes.

General. Any required approval of holders of Trust XIII HITS may be given at a meeting of holders of such class of Trust XIII HITS convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of Trust XIII HITS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder of such Trust XIII HITS in the manner set forth in the Trust XIII Declaration of Trust.
No vote or consent of the holders of Trust XIII HITS will be required for Trust XIII to redeem and cancel the Trust XIII HITS in accordance with the Trust XIII Declaration of Trust.
Notwithstanding that holders of the Trust XIII HITS are entitled to vote or consent under any of the circumstances described above, any of the Trust XIII HITS that are owned by the Company or its affiliates or the trustees or any of their affiliates shall, for purposes of such vote or consent, be treated as if they were not outstanding.
Payment and Paying Agent
Payments on the Trust XIII HITS shall be made to DTC by the paying agent, which shall credit the relevant accounts on the applicable distribution dates. If any Trust XIII HITS are not held by DTC, the paying agent shall make such payments by check mailed to the address of the holder as such address shall appear on the register.
The “paying agent” is The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) and any co-paying agent chosen by the property trustee and acceptable to the Company and to the regular trustees. The paying agent shall be permitted to resign as paying agent upon 30 days written notice to the regular trustees and to the property trustee. In the event that The Bank of New York Mellon Trust Company, N.A. shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the regular trustees and to the Company.
Registrar and Transfer Agent
The Bank of New York Mellon Trust Company, N.A. acts as registrar and transfer agent for the Trust XIII HITS.
Registration of transfers of Trust XIII HITS will be effected without charge by or on behalf of Trust XIII but after payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither Trust XIII nor the transfer agent shall be required to register the transfer of or exchange any trust security during a period beginning at the opening of business 15 days before the day of selection for redemption of Trust XIII securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any trust security so selected for redemption in whole or in part, except, in the case of any trust security to be redeemed in part, any portion thereof not to be redeemed.
Any Trust XIII HITS can be exchanged for other Trust XIII HITS so long as such other Trust XIII HITS are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the Trust XIII HITS that were surrendered for exchange. The Trust XIII HITS may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by the Company for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the Trust XIII HITS, but the Company may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Trust XIII HITS. The Company may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by the Company where holders can surrender the Trust XIII HITS for registration of transfer or exchange. However, Trust XIII will be required to maintain an office or agency in each place of payment for the Trust XIII HITS.
Information Concerning the Property Trustee
Other than during the occurrence and continuance of a Trust XIII Event of Default, the property trustee undertakes to perform only the duties that are specifically set forth in the Trust XIII Declaration of Trust. After a Trust XIII Event of Default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the Trust XIII Declaration of Trust at the request of any holder of Trust XIII HITS unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. However, the holders of the Trust XIII HITS will not be required to offer any indemnity if those holders, by exercising their voting rights, direct the property trustee to take any action following an event of default under the Trust XIII Declaration of Trust. If no Trust XIII Event of Default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust XIII Declaration of Trust or is unsure of the application of any provision of the Trust XIII Declaration of Trust, and the matter is not one upon which holders of Trust XIII HITS are entitled under the Trust XIII Declaration of Trust to vote, then the property trustee will take any action that the Company directs. If the Company does not provide direction, the property trustee may take any action that it deems advisable and in the interests of the holders of the Trust XIII securities and will have no liability except for its own bad faith, negligence or willful misconduct.
The Company and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the property trustee and its affiliated entities in the ordinary course of business. The Company expects to continue those business transactions. The property trustee or its affiliates also serve as trustee for a number of series of the Company’s outstanding indebtedness under other indentures.
Trust Expenses
Pursuant to the Trust XIII Declaration of Trust, the Company, as sponsor, agrees to pay:
•all debts and other obligations of Trust XIII (other than with respect to the Trust XIII HITS);
•all costs and expenses of Trust XIII, including costs and expenses relating to the organization of Trust XIII, the fees and expenses of the trustees and the cost and expenses relating to the operation of Trust XIII; and
•any and all taxes and costs and expenses with respect thereto, other than U.S. withholding taxes, to which Trust XIII might become subject.
Miscellaneous
The regular trustees are authorized and directed to conduct the affairs of and to operate Trust XIII in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than one or more grantor trusts and/or agency arrangements for U.S. federal income tax purposes. In this regard, the Company, as sponsor of Trust XIII, and the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Trust XIII or the Trust XIII Declaration of Trust, that the Company and the regular trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the Trust XIII HITS.
Holders of the Trust XIII HITS have no preemptive or similar rights. The Trust XIII HITS are not convertible into or exchangeable for the Company’s Common Stock or any series of the Company’s preferred stock (including Series F Preferred Stock).

DESCRIPTION OF 5.63% FIXED TO FLOATING RATE PREFERRED HYBRID INCOME TERM SECURITIES OF BAC CAPITAL TRUST XIV (AND THE GUARANTEE OF THE REGISTRANT RELATED THERETO)

    This section describes the 5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIV (the “Trust XIV HITS”) and the Company’s guarantee related thereto. The Trust XIV HITS are listed on the NYSE under the symbol “BAC/PG”.

General

The Trust XIV HITS are a class of preferred beneficial interests in BAC Capital Trust XIV, a Delaware statutory trust (“Trust XIV”), and are issued pursuant to the Amended and Restated Declaration of Trust of BAC Capital Trust XIV (the “Trust XIV Declaration of Trust”) dated as of February 16, 2007 among the Company, as sponsor, The Bank of New York Mellon (formerly known as The Bank of New York), as property trustee, BNY Mellon Trust of Delaware (formerly known as The Bank of New York (Delaware)), as Delaware Trustee, the regular trustees named therein and the holders of the trust securities. The terms of the Trust XIV HITS include those stated in the Trust XIV Declaration of Trust, any amendments thereto, and those made a part of the Trust XIV Declaration of Trust by the Trust Indenture Act and the Delaware Statutory Trust Act. The Trust XIV Declaration of Trust is included as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 16, 2007. As of December 31, 2021, 492,537 Trust XIV HITS (having an aggregate liquidation amount of approximately $492.5 million) were outstanding.

The common securities of Trust XIV (“Trust XIV Common Securities”) are held directly or indirectly by the Company. The Trust XIV Common Securities rank on a parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis, with the Trust XIV HITS, except as set forth below in “—Ranking of Trust XIV Common Securities”. The Trust XIV Declaration of Trust does not permit Trust XIV to issue any securities other than the Trust XIV Common Securities and the Trust XIV HITS or to incur any indebtedness.

The assets of Trust XIV consist of shares of the Company’s Adjustable Rate Non-Cumulative Preferred Stock, Series G (the “Series G Preferred Stock”), which Trust XIV owns for the benefit of the holders of its Trust XIV HITS and Trust XIV Common Securities (together, the “Trust XIV securities”). Each Trust XIV HITS has a liquidation amount of $1,000 and represents a beneficial interest in Trust XIV that corresponds to 1/100th of a share of Series G Preferred Stock. Because Trust XIV is a pass-through vehicle, Trust XIV will distribute to holders of Trust XIV securities the dividends that it receives on the Series G Preferred Stock. For a description of the terms of the Series G Preferred Stock, see “Description of Preferred Stock – Series G Preferred Stock” above.

    Trust XIV’s business and affairs are conducted by its trustees, each appointed by the Company as sponsor of Trust XIV.

    The Trust XIV HITS are issued in registered book-entry only form and are held in the name of DTC or its nominee.
Distributions

    Trust XIV must make distributions on the Trust XIV HITS on relevant distribution dates to the extent that it has funds available therefor. The distribution dates for the Trust XIV HITS are March 15, June 15, September 15 and December 15 of each year. A distribution period is each period beginning on a distribution date and continuing to, but not including, the next succeeding distribution date. When a distribution date is not a business day (as defined in the

Trust XIV Declaration of Trust), Trust XIV will make the distribution on the next business day without interest. Distributions are calculated on the basis of a 360-day year and the number of days actually elapsed in a distribution period.

Holders of Trust XIV HITS will be entitled to receive distributions corresponding to dividends on the Series G Preferred Stock. These non-cumulative cash dividends will be payable in arrears if, as and when declared by the Board (or a committee of the Board) on the quarterly dividend payment dates, which each March 15, June 15, September 15 and December 15 (or if such day is not a business day, the next business day). For additional information about dividends on the Series G Preferred Stock, see “Description of Preferred Stock – Series G Preferred Stock” above.

    Trust XIV will make distributions on the Trust XIV HITS only to the extent it has received dividends on the Series G Preferred Stock.

    Distributions on the Trust XIV HITS will be payable to the holders as they appear in the security register of Trust XIV on the relevant record dates. The record date will be the last day of the month immediately preceding the month in which the relevant distribution date falls.

Mandatory Redemption of Trust XIV HITS upon Redemption of Series G Preferred Stock

The Trust XIV HITS have no stated maturity but must be redeemed on the date the Company redeems the Series G Preferred Stock, and the property trustee or paying agent will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the Trust XIV HITS. The Series G Preferred Stock is perpetual but the Company generally may redeem it at any time. The redemption price per Trust XIV HITS will equal the liquidation amount per Trust XIV HITS plus accumulated and unpaid distributions to, but excluding, the redemption date.
If less than all of the shares of Series G Preferred Stock held by Trust XIV are to be redeemed on a redemption date, then the proceeds from such redemption will be allocated pro rata to the redemption of the Trust XIV HITS and the Trust XIV Common Securities, except as set forth below under “— Ranking of Trust XIV Common Securities.”
The term “like amount” as used above means Trust XIV HITS having a liquidation amount equal to that portion of the liquidation amount of the Series G Preferred Stock to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of such Trust XIV HITS.
Redemption Procedures. Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to the registered address of each holder of Trust XIV HITS to be redeemed.
If (1) Trust XIV gives an irrevocable notice of redemption of Trust XIV HITS for cash and (2) the Company has paid to the property trustee a sufficient amount of cash in connection with the related redemption of the Series G Preferred Stock, then on the redemption date, the property trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the Trust XIV HITS being redeemed. Trust XIV will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the Trust XIV HITS. Distributions to be paid on or before the redemption date for any Trust XIV HITS called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the Trust XIV HITS called for redemption are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Trust XIV HITS funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the Trust XIV HITS.
If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:
•all rights of the holders of such Trust XIV HITS called for redemption will cease, except the right of the holders of such Trust XIV HITS to receive the redemption price and any distribution payable in respect of the Trust XIV HITS on or prior to the redemption date, but without interest on such redemption price; and
•the Trust XIV HITS called for redemption will cease to be outstanding.
If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar month, then payment will be on the preceding business day.
If payment of the redemption amount for any shares of Series G Preferred Stock called for redemption is improperly withheld or refused and accordingly the redemption amount of the Trust XIV HITS is not paid either by Trust XIV or by the Company under the Trust XIV Guarantee (as defined below), then dividends on the Series G Preferred Stock will continue to accrue and distributions on such Trust XIV HITS called for redemption will continue to accumulate at the applicable rate then borne by such Trust XIV HITS from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.
If less than all of the outstanding shares of Series G Preferred Stock are to be redeemed on a redemption date, then the aggregate liquidation amount of Trust XIV HITS and Trust XIV Common Securities to be redeemed shall be allocated pro rata to the Trust XIV HITS and Trust XIV Common Securities based upon the relative liquidation amounts of such classes, except as set forth below under “— Ranking of Trust XIV Common Securities.” The property trustee will select the particular Trust XIV HITS to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding Trust XIV HITS not previously called for redemption by any method the property trustee deems fair and appropriate, or, if the Trust XIV HITS are in book-entry only form, in accordance with the procedures of DTC. The property trustee shall promptly notify the Transfer Agent in writing of the Trust XIV HITS selected for redemption and, in the case of any Trust XIV HITS selected for redemption in part, the liquidation amount to be redeemed.
For all purposes of the Trust XIV Declaration of Trust, unless the context otherwise requires, all provisions relating to the redemption of Trust XIV HITS shall relate, in the case of any Trust XIV HITS redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Trust XIV HITS that has been or is to be redeemed. If less than all of the Trust XIV HITS are redeemed, the Trust XIV HITS held through the facilities of DTC will be redeemed pro rata in accordance with DTC’s internal procedures.
The holders of the Trust XIV HITS do not have any optional redemption rights.
Company Guarantee of Trust XIV HITS
    The Company has irrevocably guaranteed (the “Trust XIV Guarantee”), on a junior subordinated basis, the payment in full of any accumulated and unpaid distributions required to the paid on the Trust XIV HITS and the redemption price for any Trust XIV HITS called for redemption, in each case to the extent Trust XIV has funds available to make the payment, as well as upon a voluntary or involuntary dissolution, winding-up or liquidation of Trust XIV (other than in connection with a distribution of corresponding assets to the holders of the Trust XIV HITS), the lesser of (i) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust XIV HITS to the date of payment to the extent Trust XIV has funds available to make the payment, and (ii) the amount of assets of Trust XIV remaining available for distribution to holders of Trust XIV HITS upon liquidation of Trust XIV. The Trust XIV Guarantee is a guarantee of payment and not of collection.
    The Trust XIV Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Trust XIV HITS. No vote will be required, however, for any changes that do not adversely affect the rights of the holders of the Trust XIV HITS in any material respect.
The Company’s obligations under the Trust XIV Guarantee are unsecured, are subordinated to and junior in right of payment to all of the Company’s secured and senior and subordinated indebtedness, and rank on a parity with all other similar guarantees issued by the Company.
The Trust XIV HITS and the Trust XIV Guarantee do not limit the Company’s ability or the ability of its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to or equally with the Trust XIV Guarantee.
The Trust XIV Guarantee, when taken together with the Company’s obligations under the Trust XIV Declaration of Trust, including the obligations to pay costs, expenses, debts and liabilities of Trust XIV, other than liabilities with respect to the Trust XIV securities, has the effect of providing a full and unconditional guarantee on an unsecured and junior subordinated basis of amounts due on the Trust XIV HITS.
The HITS Guarantee Agreement dated as of February 16, 2007 between the Company, as guarantor, and The Bank of New York Mellon (formerly known as The Bank of New York), as guarantee trustee, related to the Trust XIV HITS, is included as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 16, 2007.
Liquidation Distribution upon Dissolution

The Company can at any time dissolve and liquidate Trust XIV. Pursuant to the Trust XIV Declaration of Trust, Trust XIV shall dissolve on the first to occur of:
•upon the Company’s bankruptcy, dissolution or winding up;
•upon the filing of a certificate of dissolution or its equivalent with respect to the Company;
•upon the consent of the holders of at least a majority in aggregate liquidation amount of Trust XIV securities voting together as a single class to dissolve Trust XIV;
•upon the revocation of the Company’s charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;
•at the Company’s election at any time pursuant to which Trust XIV has been dissolved in accordance with the terms of the Trust XIV securities and upon the distribution of the assets of Trust XIV corresponding to its securities to the holders of Trust XIV securities;

•upon the entry of a decree of judicial dissolution of the holder of the Trust XIV Common Securities, the Company or Trust XIV; or
•upon the redemption of all of the Trust XIV HITS.
Except as set forth in the next paragraph, if an early dissolution occurs as a result of certain events of the Company’s bankruptcy, dissolution or liquidation, or if an early dissolution occurs as a result of the entry of an order for the dissolution of Trust XIV by a court of competent jurisdiction, the property trustee and the regular trustees will liquidate Trust XIV as expeditiously as they determine possible by distributing, after satisfaction of liabilities to creditors of Trust XIV as provided by applicable law, to each holder of Trust XIV HITS a like amount of corresponding assets as of the date of such distribution. Trust XIV shall give notice of liquidation to each holder of Trust XIV HITS at least 15 days and not more than 60 days before the date of liquidation.
If, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, the property trustee determines that distribution of the corresponding assets in the manner provided above is not practical, or if the early dissolution occurs as a result of the redemption of all the Trust XIV HITS, the property trustee and the regular trustees shall liquidate the property of Trust XIV and wind up its affairs in such manner as they determine. In that case, upon the winding-up of Trust XIV, except with respect to an early dissolution that occurs as a result of the redemption of all the Trust XIV HITS, the holders will be entitled to receive out of the assets of Trust XIV available for distribution to holders of the Trust XIV securities and after satisfaction of liabilities to creditors of Trust XIV as provided by applicable law, an amount equal to the liquidation amount per Trust XIV security plus accumulated and unpaid distributions to the date of payment. If, upon any such winding-up, Trust XIV has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by Trust XIV on the Trust XIV securities shall be paid on a pro rata basis, except as set forth below under “— Ranking of Trust XIV Common Securities.”
The term “like amount” as used above means, with respect to a distribution of Series G Preferred Stock to holders of Trust XIV securities in connection with a dissolution or liquidation of Trust XIV therefor, Series G Preferred Stock having a liquidation preference equal to the liquidation amount of the Trust XIV securities of the holder to whom such Series G Preferred Stock would be distributed.
Distribution of Trust Assets

Upon liquidation of Trust XIV other than as a result of an early dissolution upon the redemption of all the Trust XIV HITS and after satisfaction of the liabilities of creditors of Trust XIV as provided by applicable law, the assets of Trust XIV will be distributed to the holders of the Trust XIV securities in exchange therefor.
After the liquidation date fixed for any distribution of assets of Trust XIV:
•the Trust XIV HITS will no longer be deemed to be outstanding;
•if the assets to be distributed are shares of Series G Preferred Stock, DTC or its nominee, as the record holder of the Trust XIV HITS, will receive a registered global certificate or certificates representing the shares of Series G Preferred Stock to be delivered upon such distribution;
•any certificates representing the Trust XIV HITS not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent shares of Series G

Preferred Stock having a liquidation preference equal to the Trust XIV HITS until such certificates are so surrendered for transfer and reissuance; and
•all rights of the holders of the Trust XIV HITS will cease, except the right to receive Series G Preferred Stock upon such surrender.
As each Trust XIV HITS corresponds to 1/100th of a share of Series G Preferred Stock, holders of Trust XIV HITS may receive fractional shares of Series G Preferred Stock or depositary shares representing the Series G Preferred Stock upon this distribution. Since holders of the Series G Preferred Stock are not entitled to vote for the election of directors in the event the Company does not pay full dividends for six quarterly dividend periods, the Series G Preferred Stock (or depositary shares representing the Series G Preferred Stock) would not qualify for listing on the NYSE under its current rules.
Ranking of Trust XIV Common Securities

If on any distribution date Trust XIV does not have funds available from payments of dividends on the Series G Preferred Stock to make full distributions on the Trust XIV HITS and the Trust XIV Common Securities, then, if the deficiency in funds results from the Company’s failure to pay a full dividend on shares of Series G Preferred Stock on a dividend payment date, then the available funds from dividends on the Series G Preferred Stock will be applied first to make distributions then due on the Trust XIV HITS on a pro rata basis on such distribution date up to the amount of such distributions corresponding to dividends on the Series G Preferred Stock (or, if less, the amount of the corresponding distributions that would have been made on the Trust XIV HITS had the Company paid a full dividend on the Series G Preferred Stock) before any such amount is applied to make a distribution on Trust XIV Common Securities on such distribution date.
If, on any date where Trust XIV HITS and Trust XIV Common Securities must be redeemed because the Company is redeeming Series G Preferred Stock, Trust XIV does not have funds available from the Company’s redemption of shares of Series G Preferred Stock to pay the full redemption price then due on all of the outstanding Trust XIV HITS and Trust XIV Common Securities to be redeemed, then (1) the available funds shall be applied first to pay the redemption price on the Trust XIV HITS to be redeemed on such redemption date and (2) Trust XIV Common Securities shall be redeemed only to the extent funds are available for such purpose after the payment of the full redemption price on the Trust XIV HITS to be redeemed.
If an early dissolution event occurs in respect of Trust XIV, no liquidation distributions will be made on the Trust XIV Common Securities until full liquidation distributions have been made on the Trust XIV HITS.
In the case of any event of default under the Trust XIV Declaration of Trust resulting from the Company’s failure to comply in any material respect with any of its obligations as issuer of the Series G Preferred Stock, including obligations set forth in the Company’s Restated Certificate of Incorporation of or arising under applicable law, the Company, as holder of the Trust XIV Common Securities, will be deemed to have waived any right to act with respect to any such event of default under the Trust XIV Declaration of Trust until the effect of all such events of default with respect to the Trust XIV HITS have been cured, waived or otherwise eliminated. Until all events of default under the Trust XIV Declaration of Trust have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the Trust XIV HITS and not on the Company’s behalf, and only the holders of the Trust XIV HITS will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

Any one of the following events constitutes an event of default under the Trust XIV Declaration of Trust (a “Trust XIV Event of Default”) regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
•the Company’s failure to comply in any material respect with its obligations as issuer of the Series G Preferred Stock, under the Restated Certificate of Incorporation, or arising under applicable law;
•the default by Trust XIV in the payment of any distribution on any trust security of Trust XIV when such becomes due and payable, and continuation of such default for a period of 30 days;
•the default by Trust XIV in the payment of any redemption price of any trust security of Trust XIV when such becomes due and payable;
•the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Trust XIV Declaration of Trust and the continuation of such default or breach for 90 days after the Company and the trustees have received written notice of the failure to perform or breach in the manner specified in such Trust XIV Declaration of Trust; or
•the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the Company’s failure to appoint a successor property trustee within 90 days.
Within 30 days after any Trust XIV Event of Default actually known to the property trustee occurs, the property trustee will transmit notice of such Trust XIV Event of Default to the holders of the affected class of Trust XIV securities and to the regular trustees, unless such Trust XIV Event of Default shall have been cured or waived. The Company, as sponsor, and the regular trustees are required to file annually with the property trustee a certificate as to whether or not the Company or the regular trustees are in compliance with all the conditions and covenants applicable to the Company and to them under the Trust XIV Declaration of Trust.
Removal of Trustees

The property trustee and/or the Delaware trustee may be removed at any time by the holder of the Trust XIV Common Securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding Trust XIV HITS for cause. In no event will the holders of the Trust XIV HITS have the right to vote to appoint, remove or replace the regular trustees, which voting rights are vested exclusively in the Company, as the holder of the Trust XIV Common Securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust XIV Declaration of Trust.
Co-Trustees and Separate Property Trustee

At any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of Trust XIV property may at the time be located, the Company, as the holder of the Trust XIV Common Securities, and the regular trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such Trust XIV Declaration of Trust.
Mergers, Consolidations, Amalgamations or Replacements of Trust XIV

Trust XIV may not consolidate, amalgamate, or merge with or into, or be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety, to the Company or any other person, except as described below. Trust XIV may, with the consent of the regular trustees but without the consent of the holders of the applicable Trust XIV securities, the property trustee, or the Delaware trustee, consolidate, amalgamate, or merge with or into, or be replaced by, a trust organized under the laws of any state if:
•the successor entity, if not Trust XIV, either:
•expressly assumes all of the obligations of Trust XIV with respect to the Trust XIV securities, or
•substitutes for the Trust XIV securities other securities having substantially the same terms as the Trust XIV securities, so long as the successor securities rank the same as the Trust XIV securities in priority with respect to distributions and payments upon liquidation, redemption, and otherwise;
•the Trust XIV HITS or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national or international securities exchange or with another organization, if any, on which the Trust XIV HITS are then listed or quoted;
•the merger, consolidation, amalgamation, or replacement does not cause the Trust XIV HITS, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;
•the merger, consolidation, amalgamation, or replacement does not adversely affect the rights, preferences, and privileges of the holders of Trust XIV securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;
•the successor entity has a purpose identical to that of Trust XIV;
•prior to the merger, consolidation, amalgamation, or replacement, the Company has received an opinion of counsel to Trust XIV to the effect that:
•the merger, consolidation, amalgamation, or replacement does not adversely affect the rights, preferences, and privileges of the holders of Trust XIV securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

•following the merger, consolidation, amalgamation, or replacement, neither Trust XIV nor the successor entity will be required to register as an investment company under the Investment Company Act; and
•following the merger, consolidation, amalgamation, or replacement, Trust XIV or the successor entity will continue to be classified as a grantor trust for U.S. federal income tax purposes; and
•the Company guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantees of the Trust XIV securities.
Trust XIV may not, except with the consent of holders of 100% in liquidation amount of its Trust XIV securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that consolidation, merger, amalgamation, or replacement would cause Trust XIV or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.
Voting Rights; Amendment of the Trust XIV Declaration of Trust

Except as provided herein and under “—Company Guarantee of Trust XIV HITS” above and as otherwise required by law and the Trust XIV Declaration of Trust, the holders of the Trust XIV HITS will have no voting rights or control over the administration, operation or management of Trust XIV or the obligations of the parties to the Trust XIV Declaration of Trust, including in respect of Series G Preferred Stock beneficially owned by Trust XIV. Under the Trust XIV Declaration of Trust, however, the property trustee will be required to obtain their consent before exercising some of its rights in respect of these securities.
Trust XIV Declaration of Trust. The Company and the regular trustees may amend the Trust XIV Declaration of Trust without the consent of the holders of the Trust XIV HITS, the property trustee or the Delaware trustee, unless in the case of the first two bullets below such amendment will materially and adversely affect the interests of any holder of Trust XIV HITS or the property trustee or the Delaware trustee, to:
•cure any ambiguity, correct or supplement any provisions in the Trust XIV Declaration of Trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust XIV Declaration of Trust, which may not be inconsistent with the other provisions of the Trust XIV Declaration of Trust;
•modify, eliminate or add to any provisions of the Trust XIV Declaration of Trust to such extent as shall be necessary to ensure that Trust XIV will be classified for U.S. federal income tax purposes as one or more grantor trusts and/or agency arrangements and not as an association or a publicly traded partnership taxable as a corporation at all times that any Trust XIV securities are outstanding, to ensure that Trust XIV will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of Trust XIV HITS as Tier 1 regulatory capital under prevailing Federal Reserve rules and regulations;
•provide that certificates for Trust XIV HITS may be executed by a regular trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by the Company of an authentication agent and certain related provisions;

•require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that Trust XIV will not be treated as a foreign trust for U.S. federal income tax purposes; or
•conform the terms of the Trust XIV Declaration of Trust to the description of the Trust XIV Declaration of Trust, the Trust XIV HITS and the Trust XIV Common Securities in the prospectus supplement relating to the initial offering of the Trust XIV HITS, in the manner provided in the Trust XIV Declaration of Trust.
Any such amendment shall become effective when notice thereof is given to the property trustee, the Delaware Trustee and the holders of the Trust XIV HITS.
The Company and the regular trustees may generally amend the Trust XIV Declaration of Trust with:
•the consent of holders representing not less than a majority, based upon liquidation amounts, of each outstanding class of Trust XIV HITS affected by the amendments; and
•receipt by the trustees of Trust XIV of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees of Trust XIV or the regular trustees in accordance with such amendment will not affect Trust XIV’s status as one or more grantor trusts and/or agency arrangements for U.S. federal income tax purposes or affect Trust XIV’s exemption from status as an “investment company” under the Investment Company Act.
However, without the consent of each affected holder of Trust XIV securities, the Trust XIV Declaration of Trust may not be amended to:
•change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of Trust XIV securities as of a specified date; or
•restrict the right of a holder of Trust XIV securities to institute a suit for the enforcement of any such payment on or after such date.
Series G Preferred Stock. So long as the Series G Preferred Stock is held by the property trustee on behalf of Trust XIV, the trustees of Trust XIV will not waive any default in respect of the Series G Preferred Stock without obtaining the prior approval of the holders of at least a majority in liquidation amount of the Trust XIV HITS then outstanding. The trustees of Trust XIV also shall not consent to any amendment to Trust XIV’s or the Company’s governing documents that would change the dates on which dividends are payable or the amount of such dividends, without the prior written consent of each holder of Trust XIV HITS. In addition to obtaining the foregoing approvals from holders, the trustees of Trust XIV shall obtain, at the Company’s expense, an opinion of counsel to the effect that such action shall not cause Trust XIV to be taxable as a corporation or classified as a partnership for U.S. federal income tax purposes.
General. Any required approval of holders of Trust XIV HITS may be given at a meeting of holders of such class of Trust XIV HITS convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of Trust XIV HITS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder of such Trust XIV HITS in the manner set forth in the Trust XIV Declaration of Trust.

No vote or consent of the holders of Trust XIV HITS will be required for Trust XIV to redeem and cancel the Trust XIV HITS in accordance with the Trust XIV Declaration of Trust.
Notwithstanding that holders of the Trust XIV HITS are entitled to vote or consent under any of the circumstances described above, any of the Trust XIV HITS that are owned by the Company or its affiliates or the trustees or any of their affiliates shall, for purposes of such vote or consent, be treated as if they were not outstanding.
Payment and Paying Agent
Payments on the Trust XIV HITS shall be made to DTC by the paying agent, which shall credit the relevant accounts on the applicable distribution dates. If any Trust XIV HITS are not held by DTC, the paying agent shall make such payments by check mailed to the address of the holder as such address shall appear on the register.
The “paying agent” is The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) and any co-paying agent chosen by the property trustee and acceptable to the Company and to the regular trustees. The paying agent shall be permitted to resign as paying agent upon 30 days written notice to the regular trustees and to the property trustee. In the event that The Bank of New York Trust Company, N.A. shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the regular trustees and to the Company.
Registrar and Transfer Agent
The Bank of New York Mellon Trust Company, N.A. acts registrar and transfer agent for the Trust XIV HITS.
Registration of transfers of Trust XIV HITS will be effected without charge by or on behalf of Trust XIV but after payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither Trust XIV nor the transfer agent shall be required to register the transfer of or exchange any trust security during a period beginning at the opening of business 15 days before the day of selection for redemption of Trust XIV securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any trust security so selected for redemption in whole or in part, except, in the case of any trust security to be redeemed in part, any portion thereof not to be redeemed.
Any Trust XIV HITS can be exchanged for other Trust XIV HITS so long as such other Trust XIV HITS are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the Trust XIV HITS that were surrendered for exchange. The Trust XIV HITS may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by the Company for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the Trust XIV HITS, but the Company may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Trust XIV HITS. The Company may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by the Company where holders can surrender the Trust XIV HITS for registration of transfer or exchange. However, Trust XIV will be required to maintain an office or agency in each place of payment for the Trust XIV HITS.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of a Trust Event of Default, the property trustee undertakes to perform only the duties that are specifically set forth in the Trust XIV Declaration of Trust. After a Trust XIV Event of Default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the Trust XIV Declaration of Trust at the request of any holder of Trust XIV HITS unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. However, the holders of the Trust XIV HITS will not be required to offer any indemnity if those holders, by exercising their voting rights, direct the property trustee to take any action following an event of default under the Trust XIV Declaration of Trust. If no Trust XIV Event of Default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust XIV Declaration of Trust or is unsure of the application of any provision of the Trust XIV Declaration of Trust, and the matter is not one upon which holders of Trust XIV HITS are entitled under the Trust XIV Declaration of Trust to vote, then the property trustee will take any action that the Company directs. If the Company does not provide direction, the property trustee may take any action that it deems advisable and in the interests of the holders of the Trust XIV securities and will have no liability except for its own bad faith, negligence or willful misconduct.
The Company and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the property trustee and its affiliated entities in the ordinary course of business. The Company expects to continue those business transactions. The property trustee or its affiliates also serve as trustee for a number of series of the Company’s outstanding indebtedness under other indentures.
Trust Expenses
Pursuant to the Trust XIV Declaration of Trust, the Company, as sponsor, agrees to pay:
•all debts and other obligations of Trust XIV (other than with respect to the Trust XIV HITS);
•all costs and expenses of Trust XIV, including costs and expenses relating to the organization of Trust XIV, the fees and expenses of the trustees and the cost and expenses relating to the operation of Trust XIV; and
•any and all taxes and costs and expenses with respect thereto, other than U.S. withholding taxes, to which Trust XIV might become subject.
Miscellaneous
The regular trustees are authorized and directed to conduct the affairs of and to operate Trust XIV in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than one or more grantor trusts and/or agency arrangements for U.S. federal income tax purposes. In this regard, the Company, as sponsor of Trust XIV, and the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Trust XIV or the Trust XIV Declaration of Trust, that the Company and the regular trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the Trust XIV HITS.

Holders of the Trust XIV HITS have no preemptive or similar rights. The Trust XIV HITS are not convertible into or exchangeable for the Company’s Common Stock or any series of the Company’s preferred stock (including the Series G Preferred Stock).

DESCRIPTION OF INCOME CAPITAL OBLIGATION NOTES
INITIALLY DUE DECEMBER 15, 2066

    This section describes the Company’s Income Capital Obligations Notes initially due December 15, 2066 (the “ICONs”). The ICONs are issued under the Junior Subordinated Indenture dated as of December 14, 2006 between the Company (successor by merger to Merrill Lynch & Co., Inc.) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (as supplemented, the “ICONs Indenture”). The ICONs Indenture is included as an exhibit to the Company’s Registration Statement on Form 8-A filed with the SEC on October 18, 2018.

General

    The ICONs are unsecured junior subordinated debt securities of the Company. An aggregate principal amount of $1,050,000,000 of the ICONs was outstanding as of December 31, 2021. The ICONs are listed on the NYSE under the symbol “MER PrK”. The ICONs are issued in registered book-entry only form, represented by a global security registered in the name of a depository.

Unless the ICONs are redeemed prior to maturity, the ICONs will mature on December 15, 2066 (the “Initial Scheduled Maturity Date”), unless the Company extends the maturity of the ICONs as described below.

Interest Rate

The ICONs will bear interest at 6.45% per annum through the Initial Scheduled Maturity Date or any earlier redemption date (the “Fixed Rate Period”). Subject to the Company’s right to defer interest payments described below, during the Fixed Rate Period interest is payable quarterly in arrears, on March 15, June 15, September 15, and December 15 of each year. If interest payments are deferred or otherwise not paid during the Fixed Rate Period, the interest will accrue and compound until paid at the annual rate of 6.45%. The amount of interest payable for any accrual period during this period will be compounded on the basis of a 360-day year consisting of twelve 30-day months.

If the Company elects to extend the maturity date of the ICONs as described below, the ICONs will bear interest at the Three-Month LIBOR Rate plus 132.7 basis points (1.327%), reset quarterly, during the period commencing on and including December 15, 2066 to, but excluding, the date on which the ICONs mature or any earlier redemption date (the “Floating Rate Period”). Subject to the Company’s right to defer interest payments as described below, during the Floating Rate Period interest is payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning March 15, 2067. If interest payments are deferred or otherwise not paid during the Floating Rate Period, the interest will accrue and compound until paid at the prevailing floating rate. The amount of interest payable for any accrual period during the Floating Rate Period will be computed on the basis of a 360-day year and the actual number of days elapsed during the relevant period.

During the Fixed Rate Period if an interest payment date or a redemption date of the ICONs falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the interest payment date or the redemption date, as applicable. During the Floating Rate Period, if any interest payment date, other than a redemption date or the maturity date of the ICONs, falls on a day that is not a business day, the interest payment date will be postponed to the next day that is a business day, except that if that business day is in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. Also during the Floating Rate Period, if a redemption date or the maturity date of the ICONs falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the redemption date or the maturity date, as applicable.

A “business day” means any day other than a day on which banking institutions in The City of New York are authorized or required by law to close; provided that, during the Floating Rate Period the day is also a London banking day. “London banking day” means a day on which commercial banks are open for business, including dealings in U.S. dollars, in London.

    The “Three-Month LIBOR Rate” means the rate determined in accordance with the following provisions. On the LIBOR interest determination date, the calculation agent or its affiliate will determine the Three-Month LIBOR Rate which will be the rate for deposits in U.S. Dollars having a three-month maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR interest determination date. If no rate appears on Telerate Page 3750 on the LIBOR interest determination date, the calculation agent or its affiliate will request the principal London offices of four major reference banks in the London Inter-Bank Market to provide it with their offered quotations for deposits in U.S. Dollars for the period of three months, commencing on the applicable interest payment date in the Floating Rate Period, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of those quotations. If fewer than two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR interest determinate date by three major banks in New York City selected by the calculation agent or its affiliate for loans in U.S. Dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks selected by the calculation agent or its affiliate are not providing quotations in the manner described by this paragraph, the rate for the quarterly interest period following the LIBOR interest determination date will be the rate in effect on that LIBOR interest determination date.

    “Telerate Page 3750” means the display designated as “Telerate page 3750” on Moneyline Telerate, Inc. (or such other page as may replace “Telerate page 3750” on such service) or such other service displaying the London Inter-Bank offered rates of major banks, as may replace Moneyline Telerate, Inc.

    “LIBOR interest determination date” means the second London banking day preceding each interest payment date in the Floating Rate Period.

    “Calculation agent” means The Bank of New York Mellon, or its successor appointed by the Company, acting as calculation agent.

Interest payable at any interest payment date other than the maturity date will be paid to the registered holder of the ICON on the regular record date for that interest payment date. The principal and interest payable at maturity will be paid to the holder of the ICON at the time of payment by the paying agent.

Maturity; Extension of Maturity

The ICONs do not have a sinking fund. This means that the Company is not required to make any principal payments prior to maturity.

The ICONs will mature on December 15, 2066 unless the Company elects to extend the maturity date as described in the following paragraph.
On December 15, 2026, the Company may, at its sole option, elect to extend the maturity date of the ICONs for an additional ten years. If the Company makes this election, the ICONs will mature on December 15, 2076. The Company will provide irrevocable notice of any such election not less than 30 days, nor more than 60 days, prior to the applicable election date. The Company may make this election to extend the maturity date of the ICONs only if the following conditions are met at the time it provides irrevocable notice of any such election:
•the Company’s senior unsecured indebtedness is rated at least Baa1 by Moody’s Investors Service, Inc. (“Moody’s”) or BBB+ by either of Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc. (“S&P”) or Fitch Ratings (“Fitch”) or, if any of Moody’s, S&P and Fitch (or their respective successors) is no longer in existence, the equivalent rating by any other nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act;
•the Company is not deferring the payment of interest on the ICONs pursuant to an Optional Deferral Period (as defined below); and
•the Company is not in default in respect of any of its outstanding indebtedness for money borrowed having an aggregate principal or face amount in excess of $100 million.
Ranking of the ICONs
The Company’s payment obligations under the ICONs are unsecured and rank junior and are subordinated in right of payment and upon liquidation to all of its Senior Indebtedness.
“Senior Indebtedness” means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company, including without limitation all indebtedness (whether now or hereafter outstanding) issued under the Merrill Lynch & Co., Inc. subordinated indenture, dated as of December 17, 1996, (ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business), (iv) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, banker’s acceptances, security purchase facilities and similar credit transactions, (v) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, (vi) all obligations of the type referred to in clauses (i) through (v) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, and (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except that Senior Indebtedness does not include obligations in respect of (1) any indebtedness issued under the ICONs Indenture, (2) any guarantee entered into by the Company in respect of any capital securities issued by any finance subsidiary trust similar to Merrill Lynch Capital Trust I, (3) any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with, the ICONs and the issuance of which does not at the time of issuance prevent the ICONs from qualifying for tier 1 (or its equivalent for purposes of the capital adequacy guidelines of the applicable regulatory body or governmental authority) capital treatment (irrespective of any limits on the amount of the Company’s tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations, or the concurrence or approval of the SEC or any other applicable regulatory body or governmental authority, or (4) trade accounts payable. Upon any payment or distribution of assets to creditors upon the Company’s liquidation, dissolution, winding up, reorganization, whether voluntary or involuntary, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings, the holders of Senior Indebtedness will first be entitled to receive payment in full of the principal, premium, or interest due before the holders of ICONs will be entitled to receive any payment or distribution.
In the event of the acceleration of the maturity of any ICONs, the holders of all Senior Indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due on the Senior Indebtedness (including any amounts due upon acceleration) before the holders of the ICONs.
No payment, by or on the Company’s behalf, of principal or interest on the ICONs shall be made if at the time of the payment, there exists:
•a default in any payment on any Senior Indebtedness, or any other default under which the maturity of any Senior Indebtedness has been accelerated; and
•any judicial proceeding relating to the defaults which shall be pending.
At December 31, 2021, the Senior Indebtedness to which the ICONs would rank subordinate includes (but is not limited to) approximately $365 billion of principal, premium, if any, and interest in respect of indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company, on an unconsolidated basis.
Because the Company is a holding company, its right and the rights of its creditors, including the holders of the ICONs, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize its claims as a creditor of its subsidiary. In addition, dividends, loans and advances from certain subsidiaries are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.
The ICONs do not limit the Company’s or its subsidiaries’ ability to incur additional debt or liabilities, including debt or other liabilities which would rank senior in priority of payment to the ICONs.
Redemption
Subject to obtaining any required regulatory approval, the Company may redeem the ICONs before their maturity in whole or in part, on one or more occasions at any time, at 100% of their principal amount plus accrued and unpaid interest. Notice of any redemption will be given at least 30 days but not more than 60 days before the redemption date to each holder of ICONs at its registered address. The holders of the ICONs do not have any optional redemption rights.
Option to Defer Interest Payments
As long as no event of default that would permit acceleration of the ICONs has occurred and is continuing, the Company can defer quarterly interest payments on the ICONs for one or more periods (each an “Optional Deferral Period”) for up to 40 consecutive quarters, or 10 years, if no event of default that would permit acceleration of the ICONs has occurred and is continuing. A deferral of interest payments cannot extend, however, beyond the maturity date of the ICONs. During the Optional Deferral Period, interest will continue to accrue on the ICONs, compounded quarterly, and deferred interest payments will accrue additional interest at the annual interest rate then applicable to the ICONs to the extent permitted by applicable law. No interest will be due and payable on the ICONs until the end of the Optional Deferral Period except upon a redemption of the ICONs during a deferral period.
The Company may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period. At the end of the Optional Deferral Period or on any redemption date, the Company will be obligated to pay all accrued and unpaid interest.
Once the Company pays all accrued and unpaid deferred interest on the ICONs, the Company again can defer interest payments on the ICONs as described above, provided that a deferral period cannot extend beyond the maturity date of the ICONs. The Company may pay the accrued and unpaid interest at any time during an Optional Deferral Period.
Certain Limitations During a Deferral Period. During any deferral period, the Company will not and its subsidiaries will not be permitted to:
•declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of the Company’s capital stock;
•make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of the Company’s debt securities that rank equally with or junior in interest to the ICONs, other than pro rata payments of accrued and unpaid amounts on the ICONs and any other of the Company’s debt securities that rank equally with the ICONs; or
•make any guarantee payments on any guarantee by the Company of debt securities of any of its subsidiaries if the guarantee ranks equally with or junior in interest to the guarantee issued in connection with Merrill Lynch Capital Trust I other than pro rata payments of accrued and unpaid amounts on the guarantee and any other of the Company’s guarantees of debt securities of its subsidiaries that rank equally with the guarantee.
However, at any time, including during a deferral period, the Company will be permitted to:
•pay dividends or distributions on its capital stock in additional shares of its capital stock;
•declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under such a plan or repurchase such rights; and
•purchase Common Stock for issuance pursuant to any employee benefit plans.
Notice. The Company will provide to the trustee written notice of any optional deferral of interest at least ten and not more than 60 business days prior to the applicable interest payment date, and the trustee shall promptly give notice of the election to the holders of the ICONs.

Events of Default and Rights of Acceleration

The ICONs Indenture provides that any one or more of the following events with respect to the ICONs that has occurred and is continuing constitutes an event of default and acceleration:
•default in the payment of interest, including compounded interest, in full on any ICONs for a period of 30 days after the conclusion of a ten-year period following the commencement of any Optional Deferral Period; or
•some events of bankruptcy, insolvency and reorganization involving the Company.
If an event of default and acceleration under the ICONs Indenture of the type described in the first bullet point above has occurred and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the ICONs will have the right to declare the principal of, and accrued interest (including compounded interest) on, those securities to be due and payable immediately. If the trustee or the holders of at least 25% of the outstanding principal amount of the ICONs fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. If an event of default and acceleration under the ICONs Indenture arising from events of bankruptcy, insolvency and reorganization involving the Company occurs, the principal of and accrued interest on the ICONs will automatically, and without any declaration or other action on the part of the trustee or any holder of ICONs, become immediately due and payable. In case of any default that is not an event of default and acceleration, there is no right to declare the principal amount of the junior subordinated debt securities immediately payable. The holders of a majority in aggregate principal amount of the ICONs then outstanding, in some circumstances, may annul the declaration of acceleration and waive past defaults.
Modification of ICONs Indenture
The Company and the trustee may change the indenture without the holders’ consent for specified purposes, including:
•to fix any ambiguity, defect or inconsistency, provided that the change does not materially adversely affect the interest of any holder of ICONs; and
•to qualify or maintain the qualification of the ICONs Indenture under the Trust Indenture Act.
In addition, under the ICONs Indenture, the Company and the trustee may modify the ICONs Indenture to affect the rights of the holders of the ICONs, with the consent of the holders of a majority in principal amount of the outstanding ICONs that are affected. However, neither the Company nor the trustee may take the following actions without the consent of each holder of the ICONs affected:
•change the maturity date of the ICONs (other than in connection with any election by the Company to extend the maturity of the ICONs in accordance with their terms), or reduce the principal amount, rate of interest, or extend the time of payment of interest;
•reduce the percentage in principal amount of the ICONs necessary to modify the ICONs Indenture;

•modify some provisions of the ICONs Indenture relating to modification or waiver, except to increase the required percentage; or
•modify the provisions of the ICONs Indenture relating to the subordination of the ICONs in a manner adverse to the holders.
Consolidation, Merger, Sale of Assets and Other Transactions
The ICONs Indenture provides that the Company cannot consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:
•the Company is the continuing entity or the successor is organized under the laws of the United States or any state or the District of Columbia and expressly assumes all of the Company’s obligations under the ICONs Indenture;
•immediately after the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
•certain other conditions specified in the ICONs Indenture are met.
Collection of Indebtedness

    If the Company fails to pay the principal of or any premium on any securities, or if it is over 30 calendar days late on any interest payment or other amounts payable (other than principal, any premium, or other amounts payable at maturity or upon redemption) on the securities, the trustee can demand that the Company pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities, including any interest incurred because of the Company’s failure to make that payment. If the Company fails to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against the Company.

The holders of a majority of the aggregate outstanding principal amount of the ICONs have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the ICONs, but the trustee will be entitled to receive from the holders indemnity reasonably satisfactory to the trustee against expenses and liabilities.
The Company is required periodically to file with the trustee under the ICONs Indenture a certificate stating that the Company is not in default under any of the terms of the ICONs Indenture.
Limitation on Suits

    The ICONs Indenture provides that no individual holder of ICONs may institute any action against the Company under the indenture, except actions for the payment of overdue principal, any premium, interest or other amounts due, unless the following actions have occurred:

•the holder must have previously given written notice to the trustee of a continuing event of default;

•the holders of not less than 25% in principal amount of such outstanding securities issued under the ICONs Indenture must have (1) requested the trustee to institute proceedings in respect of such event of default and (2) offered the trustee indemnity against liabilities incurred by the trustee for taking such action, which indemnity is reasonably satisfactory to the trustee;

•the trustee must have failed to institute proceedings within 60 days after receipt of the request referred to above; and

•the holders of a majority in principal amount of such outstanding ICONs must not have given direction to the trustee inconsistent with the request of the holders referred to above.

    However, the holder of any securities will have an absolute right to receive payment of principal of and any premium and interest or other amounts due on the securities when due and to institute suit to enforce this payment.

DESCRIPTION OF SENIOR MEDIUM TERM NOTES, SERIES A, STEP UP CALLABLE NOTES, DUE NOVEMBER 28, 2031 OF BOFA FINANCE LLC (AND THE GUARANTEE OF THE REGISTRANT RELATED THERETO)

    This section describes the Senior Medium-Term Notes, Series A, Step Up Callable Notes, due November 28, 2031 (the “Step Up Callable Notes”), issued by BofA Finance LLC (“BofA Finance”) and guaranteed by the Company. The Step Up Callable Notes were issued under the Indenture dated as of August 23, 2016 among BofA Finance, as issuer, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “BofA Finance Indenture”). The BofA Finance Indenture is filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-213265) filed with the SEC, pursuant to which the Step Up Callable Notes were issued.

Principal Terms of the Step Up Callable Notes

    The Step Up Callable Notes are unsecured senior debt securities issued by BofA Finance, which are fully and unconditionally guaranteed by the Company. The Step Up Callable Notes were issued originally on November 28, 2016 in the aggregate principal amount of $5,000,000, all of which is outstanding as of December 31, 2021. The Step Up Callable Notes are listed on the NYSE under the symbol “BAC/31B”. The Step Up Callable Notes are issued in registered book-entry only form, represented by a global security registered in the name of a depository.

Unless the Step Up Callable Notes are redeemed prior to maturity, the Step Up Callable Notes will mature on November 28, 2031. The Step Up Callable Notes are not subject to the operation of a sinking fund.

Interest on the Step Up Callable Notes is payable semiannually in arrears, on May 28 and November 28 of each year, with the final interest date occurring on the maturity date. Each interest period (other than the first interest period, which began on the issue date) will begin on, and will include, an interest payment date, and will extend to, but will exclude, the next succeeding interest payment date (or the maturity date, as applicable). Interest on the Step Up Callable Notes is computed and paid on the basis of a 360-day year consisting of twelve 30-day months. The Step Up Callable Notes will accrue interest at the following rates per annum during the indicated periods of their term:

•November 28, 2016 to, but excluding, November 28, 2021:        3.00%
•November 28, 2021 to, but excluding, November 28, 2026:        3.50%
•November 28, 2026 to, but excluding, November 28, 2028:        4.00%
•November 28, 2028 to, but excluding, November 28, 2030:        5.00%
•November 28, 2030 to, but excluding, November 28, 2031:        7.00%

Interest payable at any interest payment date other than the maturity date will be paid to the registered holder of the note on the regular record date for that interest payment date. The principal and interest payable at maturity will be paid to the holder of the note at the time of payment by the paying agent.

BofA Finance has the right to redeem all, but not less than all, of the Step Up Callable Notes on November 28, 2019 and on each subsequent interest payment date (other than the maturity date). The redemption price will be 100% of the principal amount of the Step Up Callable Notes, plus any accrued and unpaid interest. In order to call the Step Up Callable Notes, BofA Finance will give notice at least five business days but not more than 60 calendar days before the specified early redemption date.

If any interest payment date, any early redemption date or the maturity date of the Step Up Callable Notes occurs on a day that is not a business day in New York, New York, then the payment will be postponed until the next business day in New York, New York. No additional interest will accrue on the Step Up Callable Notes as a result of such postponement, and no adjustment will be made to the length of the relevant interest period. As long as the Step Up Callable Notes are held in book-entry only form, the record dates for interest payments on the notes will be one business day in New York, New York prior to the payment date.

The trustee serves as the sole paying agent, security registrar and transfer agent for the Step Up Callable Notes through the trustee’s office or agency in Jacksonville, Florida. BofA Finance may rescind the designation of paying agent, appoint a successor or an additional paying agent, or approve a change in the office through which any paying agent acts in accordance with the terms of the BofA Finance Indenture. BofA Finance also may decide to act as its own paying agent, and the paying agent may resign.

The Company and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. The Company and its affiliates expect to continue these business transactions. The Bank of New York Mellon Trust Company, N.A. and its affiliates also serve as trustee for a number of series of outstanding indebtedness of the Company and its affiliates under other indentures.

Company Guarantee

    The Company has fully and unconditionally guaranteed, on an unsecured basis, the due and punctual payment of the principal of (and premium, if any, on) and any interest and all other amounts payable on the Step Up Callable Notes issued by BofA Finance, when the same becomes due and payable, whether at maturity or upon redemption, repayment or acceleration, in accordance with the terms of the Step Up Callable Notes and the BofA Finance Indenture. If for any reason BofA Finance does not make any required payment on the securities when due, the Company will make such payment, on demand, at the same place and in the same manner that applies to payments made by BofA Finance under the BofA Finance Indenture. The guarantee is of payment and not of collection. The Company’s obligations under its guarantee of the securities are unconditional and absolute.

Sale or Issuance of Capital Stock of Principal Subsidiary Banks

The BofA Finance Indenture provides that, subject to the provisions of the BofA Finance Indenture described below relating to the merger or sale of assets of the Company, the Company will not sell, assign, transfer or otherwise dispose of, or permit the issuance of, or permit a subsidiary to sell, assign, transfer or dispose of, any shares of capital stock, or any securities convertible into or options, warrants or rights to acquire capital stock, of any “principal subsidiary bank” (as described below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any principal subsidiary bank, with the following exceptions:

•sales of directors’ qualifying shares;
•sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a principal subsidiary bank, the Company would own at least 80% of each class of the capital stock of that principal subsidiary bank;

•sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;
•any sale by a principal subsidiary bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale the Company owned, directly or indirectly, securities of the same class and immediately after the sale, the Company owned, directly or indirectly, at least as great a percentage of each class of securities of the principal subsidiary bank as it owned before the sale of additional securities; and
•any issuance of shares of capital stock, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of capital stock, of a principal subsidiary bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any principal subsidiary bank, to the Company or its wholly-owned subsidiary.

A “principal subsidiary bank” is defined in the BofA Finance Indenture as any bank or trust company subsidiary of the Company that is organized and doing business under any U.S. state or federal law, with total assets equal to more than 10% of the Company’s total consolidated assets.

Limitation on Mergers and Sales of Assets

    Under the terms of the BofA Finance Indenture, each of BofA Finance and the Company generally is permitted to merge or consolidate with another entity. Each of BofA Finance and the Company also is permitted to sell all or substantially all of its assets. These transactions are permitted if:

•With respect to BofA Finance:

◦the resulting or acquiring entity, if other than BofA Finance, is organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes all of BofA Finance’s obligations under the BofA Finance Indenture and the debt securities issued under the BofA Finance Indenture; and
◦immediately after the transaction, BofA Finance (or any successor entity) is not in default in the performance of any covenant or condition under the BofA Finance Indenture.

•With respect to the Company:

◦the resulting or acquiring entity, if other than the Company, is organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes the guarantee obligations under the BofA Finance Indenture; and
◦immediately after the transaction, the Company (or any successor guarantor) is not in default in the performance of any covenant or condition under the BofA Finance Indenture.

    Upon any consolidation, merger, sale, or transfer of this kind, the resulting or acquiring entity will be substituted for BofA Finance or the Company, as the case may be, in the BofA Finance Indenture with the same effect as if it had been an original party to that indenture. As a result, the successor entity may exercise BofA Finance’s or the Company’s rights and powers under the BofA Finance Indenture, as the case may be. If BofA Finance were to merge into the Company, under the terms of the BofA Finance Indenture, the guarantee would terminate.

Waiver of Covenants

    The holders of a majority in aggregate principal amount of all affected securities then outstanding under the BofA Finance Indenture may waive compliance with some of the covenants or conditions of the BofA Finance Indenture.

Modification of the BofA Finance Indenture

    BofA Finance, the Company and the trustee may modify the BofA Finance Indenture and the rights of the holders of the securities with the consent of the holders of not less than a majority of the aggregate principal amount of all outstanding securities under the BofA Finance Indenture affected by the modification. However, no modification may extend the stated maturity of, reduce the principal amount or any premium of, or reduce the rate, or extend the time of payment, of interest on, any security or reduce any amount payable on redemption of any security (except in accordance with the terms of the securities) without the consent of all holders of each outstanding security affected by the modification. No modification may reduce the percentage of securities that is required to consent to modification of the BofA Finance Indenture without the consent of all holders of the securities outstanding under the BofA Finance Indenture.

    In addition, BofA Finance, the Company and the trustee may execute supplemental indentures in some circumstances without the consent of any holder of outstanding securities.

    For purposes of determining the aggregate principal amount of securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under the BofA Finance Indenture, (1) the principal amount of any security issued with original issue discount is that amount that would be due and payable at that time upon declaration of acceleration following an event of default, and (2) the principal amount of securities denominated in a foreign currency or currency unit is the U.S. dollar equivalent of the security determined as described in the supplement relating to that security.

Meetings and Action by Securityholders

    The trustee may call a meeting in its discretion, or upon request by BofA Finance or the holders of at least 10% in principal amount of the outstanding securities affected thereby, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the BofA Finance Indenture will be binding on all holders of securities affected thereby.

Events of Default and Rights of Acceleration

    Under the BofA Finance Indenture, an event of default for the Step Up Callable Notes includes any one of the following events:

•default in the payment of the principal or any premium when due on the Step Up Callable Notes;

•default in the payment of interest or other amounts due (other than principal, premium, if any, or other amounts payable at maturity or upon redemption) on the Step Up Callable Notes, within 30 calendar days after the interest or other such amounts become due;

•BofA Finance’s breach of any of its other covenants in the Step Up Callable Notes or in the BofA Finance Indenture that is not cured within 90 calendar days after written notice to BofA Finance by the trustee, or to BofA Finance and the trustee by the holders of at least 25% in aggregate principal amount of all securities then outstanding under the BofA Finance Indenture and affected by the breach; or

•specified events involving BofA Finance’s bankruptcy, insolvency, or liquidation.

    If an event of default occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the securities outstanding under the BofA Finance Indenture and affected by such event of default (or, in the case of an event of default under the BofA Finance Indenture relating to specified events involving BofA Finance’s bankruptcy, insolvency, or liquidation, the holders of 25% in principal amount of all outstanding securities) may declare the principal amount, or, if the securities are issued with original issue discount, a specified portion of the principal amount, of all affected securities (or all securities, as the case may be) to be due and payable immediately. The holders of a majority in aggregate principal amount of the affected securities then outstanding, in some circumstances, may annul the declaration of acceleration and waive past defaults.

Collection of Indebtedness

    If BofA Finance fails to pay the principal of or any premium on any securities, or if it is over 30 calendar days late on any interest payment or other amounts payable (other than principal, any premium, or other amounts payable at maturity or upon redemption) on the securities, the trustee can demand that BofA Finance pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities, including any interest incurred because of BofA Finance’s failure to make that payment. If BofA Finance fails to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against BofA Finance.

    In addition, a holder of a security also may file suit to enforce BofA Finance’s obligations to make payment of principal, any premium, interest, or other amounts due on that security regardless of the actions taken by the trustee.

    The holders of a majority in principal amount of the affected securities then outstanding under the BofA Finance Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the BofA Finance Indenture, but the trustee will be entitled to receive from the holders indemnity reasonably satisfactory to the trustee against expenses and liabilities.

    BofA Finance and the Company are required periodically to file with the trustee under the BofA Finance Indenture a certificate stating that BofA Finance or the Company, as the case may be, is not in default under any of the terms of the BofA Finance Indenture.

Limitation on Suits

    The BofA Finance Indenture provides that no individual holder of securities of any series may institute any action against BofA Finance under the indenture, except actions for the payment of overdue principal, any premium, interest or other amounts due, unless the following actions have occurred:

•the holder must have previously given written notice to the trustee of a continuing event of default;

•the holders of not less than 25% in principal amount of such outstanding securities issued under the BofA Finance Indenture must have (1) requested the trustee to institute proceedings in respect of such event of default and (2) offered the trustee indemnity against liabilities incurred by the trustee for taking such action, which indemnity is reasonably satisfactory to the trustee;

•the trustee must have failed to institute proceedings within 60 days after receipt of the request referred to above; and

•the holders of a majority in principal amount of such outstanding securities issued under the BofA Finance Indenture must not have given direction to the trustee inconsistent with the request of the holders referred to above.

    However, the holder of any securities will have an absolute right to receive payment of principal of and any premium and interest or other amounts due on the securities when due and to institute suit to enforce this payment.